EXHIBIT 2.6


                            ASSET PURCHASE AGREEMENT

                                  by and among

                                  FindWhat.com,

                    Seymour Acquisition Co., Inc., as Buyer,

                        B&B Enterprises, Inc., as Seller,

                                       and

                        Shareholders listed on Exhibit 1

                               Dated June 4, 2004
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                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement ("Agreement") is dated as of June 4, 2004 by and among FindWhat.com, a Nevada corporation ("FindWhat"); Seymour Acquisition Co., Inc., a Delaware corporation and a direct wholly owned subsidiary of FindWhat ("Buyer"); B&B Enterprises, Inc., a New Jersey corporation ("Seller"); and the shareholders listed on Exhibit 1, (collectively, "Shareholders").

                                    RECITALS

         Shareholders own all of the outstanding shares of capital stock of Seller. Seller desires to sell, and Buyer desires to purchase, the Assets (as hereinafter defined) of Seller for the consideration and on the terms set forth in this Agreement.

         The parties, intending to be legally bound, agree as follows:

                                   ARTICLE I

                              DEFINITIONS AND USAGE
                              ---------------------

         Section 1.1. Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this
Section 1.1:

         "Accounts Payable" -- all trade accounts payable and other obligations of payment to customers of Seller.

         "Affiliate" - means a Person, through an agreement with Subcorp, or Subcorp as assignee of Seller, that distributes Paid Listings (as such term is defined in the Non-Negotiable Secured Promissory Note and Security Agreement) through the Network (as such term is defined in the Non-Negotiable Secured Promissory Note and Security Agreement) whereby a third party may perform a Click (as such term is defined in the Non-Negotiable Secured Promissory Note and Security Agreement) and be redirected to an Advertiser's (as such term is defined in the Non-Negotiable Secured Promissory Note and Security Agreement) web-site.

         "Assets"-- as defined in Section 2.1.

         "Assignment and Assumption Agreement"-- as defined in Section
2.7(a)(ii).

         "Assumed Liabilities"-- as defined in Section 2.4(a).

         "Bank Obligations" - means any obligations of Buyer to banks or other financial institutions for borrowed money.

         "Best Efforts"-- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible; provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a material adverse change in the benefits to be received by such Person
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as a result of this Agreement and the Contemplated Transactions or to dispose of or make any change to its business, expend any material funds or incur any other material burden.

         "Bill of Sale"-- as defined in Section 2.7(a)(i).

         "Breach"-- any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

         "Business Day"-- any day other than (a) Saturday or Sunday, or (b) any other day on which banks in New York, New York are permitted or required to be closed.

         "Business Plan" - as defined in Section 7.7.

         "Buyer"-- as defined in the first paragraph of this Agreement.

         "Buyer Indemnified Persons" -- as defined in Section 11.2.

         "Closing"-- as defined in Section 2.6.

         "Closing Date"-- the date on which the Closing actually takes place.

         "COBRA"-- as defined in Section 3.16(d).

         "Code"-- the Internal Revenue Code of 1986, as amended.

         "Confidential Information"-- as defined in Section 12.1.

         "Consent"-- any approval, consent, ratification, waiver or other authorization.

         "Consulting Agreement" -- as defined in Section 2.7(a)(vi).

         "Contemplated Transactions"-- all of the transactions contemplated by this Agreement.

         "Contract"-- any agreement, contract, Lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

         "Copyrights"-- as defined in Section 3.25(a)(iii).

         "Damages"--as defined in Section 11.2.

         "Disclosure Letter"-- the disclosure letter delivered by Seller and Shareholders to Buyer concurrently with the execution and delivery of this Agreement.

         "Effective Time"--12:01 a.m. on the Closing Date.


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         "Employee Plans"-- as defined in Section 3.16(a).

         "Encumbrance"-- any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

         "Environment"-- soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

         "Environmental, Health and Safety Liabilities" -- any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

                  (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product);

                  (b) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;

                  (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions ("Cleanup") required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                  (d) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

         The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA).

         "Environmental Law"-- any Legal Requirement that requires or relates to:

                  (a) advising appropriate authorities, employees or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;


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                  (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

                  (c) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated;

                  (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (e) protecting resources, species or ecological amenities;

                  (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

                  (g) cleaning up pollutants that have been Released, preventing the Threat of Release or paying the costs of such clean up or prevention; or

                  (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA"-- the Employee Retirement Income Security Act of 1974.

         "Exchange Act"-- the Securities Exchange Act of 1934.

         "Excluded Assets"-- as defined in Section 2.2.

         "Facilities"-- any real property, leasehold or other interest in real property currently owned or operated by Seller, including the Tangible Personal Property used or operated by Seller at the respective locations specified in
Section 3.7. Notwithstanding the foregoing, for purposes of the definitions of "Hazardous Activity" and "Remedial Action" and Section 3.22, "Facilities" shall mean any real property, leasehold or other interest in real property currently or formerly owned or operated by Seller, including the Tangible Personal Property used or operated by Seller at the respective locations specified in
Section 3.8.

         "Governing Documents"-- with respect to any corporation, (a) the certificate of incorporation and the bylaws; (b) all equityholders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of the corporation or relating to the rights, duties and obligations of the equityholders of the corporation; and (c) any amendment or supplement to any of the foregoing.


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         "Governmental Authorization"-- any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body"-- any:

                  (a) nation, state, county, city, town, borough, village, district or other jurisdiction;

                  (b) federal, state, local, municipal, foreign or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);

                  (d) multinational organization or body;

                  (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

                  (f) official of any of the foregoing.

         "Hazardous Activity"-- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the Facilities or any part thereof into the Environment and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to persons or property on or off the Facilities.

         "Hazardous Material"-- any substance, material or waste which is regulated by any Governmental Body, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," `hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

         "Indemnified Person"--as defined in Section 11.9.

         "Indemnifying Person"-- as defined in Section 11.9.

         "Intellectual Property Assets" -- as defined in Section 3.25(a).

         "IRS"-- the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.


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         "Knowledge"--an individual will be deemed to have Knowledge of a particular fact or other matter if:

                  (a) that individual is actually aware of that fact or matter;
or

                  (b) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement.

         A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (a) and (b) above), and any such individual (and any individual party to this Agreement) will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of the representations and warranties made herein by that Person or individual.

         "Lease"-- any Real Property Lease or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which Seller is a party and any other Seller Contract pertaining to the leasing or use of any Tangible Personal Property.

         "Legal Requirement"-- any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

         "Liability"-- with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

         "Marks"-- as defined in Section 3.25(a)(i).

         "Material Adverse Effect" -For the purposes of any provision of this Agreement, a "Material Adverse Effect" with respect to any Person shall be deemed to occur if any event, change or effect, has occurred which has a material adverse effect on the business, assets (including intangible assets), liabilities (contingent or otherwise), results of operations, business prospects, or financial condition of such Person, or a material adverse effect on the ability of such Person to consummate the transaction and the other transactions contemplated hereby; provided, however, none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been a Material Adverse Effect:

                        (i) with respect to any Person, any change in or effect upon the assets (including intangible assets), liabilities (contingent or otherwise), financial condition, business prospects, or results of operations of such person directly or indirectly arising out


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         of or attributable to conditions, events, or circumstances generally affecting the economy of the United States; and

                        (ii) with respect to any Person, any change in or effect upon the assets (including intangible assets), liabilities (contingent or otherwise), financial condition, business prospects, or results of operations of such person directly or indirectly arising out of or attributable to the general state of industries and market sectors in which such Person operates.

         "Material Consents"-- as defined in Section 7.3.

         "Non Negotiable Secured Promissory Note and Security Agreement" -- as defined in Section 2.3

         "Occupational Safety and Health Law"-- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Order"-- any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

         "Ordinary Course of Business"-- an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

                  (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;

                  (b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

                  (c) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

         "Part"-- a part or section of the Disclosure Letter.

         "Patents"-- as defined in Section 3.25(a)(ii).

         "Permitted Encumbrances"-- as defined in Section 3.9.

         "Person" -- an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.


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         "Prepaid Expenses" -- as defined in Section 2.1(h).

         "Principal Shareholders" - shall mean the individuals set forth on
Exhibit 2.

         "Proceeding"-- any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Purchase Price"-- as defined in Section 2.3.

         "Real Property" -- all parcels and tracts of land in which Seller has an ownership interest, including any improvements thereon.

         "Real Property Lease"--any lease or rental agreement pertaining to the occupancy of any real property, including without limitation, any land, building, structure, improved space, or portion thereof.

         "Record"-- information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

         "Related Person" -- With respect to a particular individual:

                  (a) each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by any one or more members of such individual's Family;

                  (c) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest; and


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                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

         For purposes of this definition, (a) "control" (including "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (b) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural person who resides with such individual; and (c) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

         "Release"-- any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.

         "Remedial Action"-- all actions, including any capital expenditures, required or voluntarily undertaken (a) to clean up, remove, treat or in any other way address any Hazardous Material or other substance; (b) to prevent the Release or Threat of Release or to minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment; (c) to perform pre-remedial studies and investigations or post-remedial monitoring and care; or
(d) to bring all Facilities and the operations conducted thereon into compliance with Environmental Laws and environmental Governmental Authorizations.

         "Representative"-- with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

         "Retained Liabilities"-- as defined in Section 2.4(b).

         "SEC"-- the United States Securities and Exchange Commission.

         "Securities Act" -- as defined in Section 3.3.

         "Seller"-- as defined in the first paragraph of this Agreement.

         "Seller Contract"-- any Contract (a) under which Seller has or may acquire any rights or benefits; (b) under which Seller has or may become subject to any obligation or liability; or (c) by which Seller or any of the assets owned or used by Seller is or may become bound.


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


         "Shareholders"-- as defined in the first paragraph of this Agreement.

         "Software"-- all computer software and subsequent versions thereof, including source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith.

         "Subsidiary"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

         "Tangible Personal Property"-- all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property, including any Inventories, of every kind owned or leased by Seller (wherever located and whether or not carried on Seller's books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

         "Tax"-- any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

         "Tax Return"-- any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Third Party"-- a Person that is not a party to this Agreement.

         "Third-Party Claim"-- any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

         "Threat of Release"-- a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.


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         Section 1.2. Usage.

                  (a) Interpretation. In this Agreement, unless a clear contrary intention appears:

                        (i) the singular number includes the plural number and vice versa;

                        (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                        (iii) reference to any gender includes each other gender;

                        (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

                        (v) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                        (vi) "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

                        (vii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

                        (viii) "or" is used in the inclusive sense of "and/or";

                        (ix) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

                        (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

                  (b) [Reserved]

                  (c) Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.


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                                   ARTICLE II

                      SALE AND TRANSFER OF ASSETS; CLOSING
                      ------------------------------------

         Section 2.1. Assets to be Sold. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, but effective as of the Effective Time, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any Encumbrances other than Permitted Encumbrances, all of Seller's right, title and interest in and to all of Seller's property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, including the following (but excluding the Excluded Assets):

                  (a) all Tangible Personal Property, including those items described in Part 2.1(a);

                  (b) the Seller Contracts listed in Part 2.1(b) and all outstanding offers or solicitations made by or to Seller to enter into any Contract;

                  (c) all Governmental Authorizations and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer, including those listed in Part 3.17(b);

                  (d) all data and Records related to the operations of Seller, including client and customer lists and Records, referral sources, research and development reports and Records, production reports and Records, service and warranty Records, equipment logs, operating guides and manuals, financial and accounting Records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and Records and, subject to Legal Requirements, copies of all personnel Records and other Records described in Section 2.2(g);

                  (e) all of the intangible rights and property of Seller, including Intellectual Property Assets, going concern value, goodwill, telephone, fax and e-mail addresses and listings and those items listed in Parts 3.25(d), (e), (f) and (h);

                  (f) all insurance benefits, including rights and proceeds, arising from or relating to the Assets or the Assumed Liabilities prior to the Effective Time, unless expended in accordance with this Agreement, except for insurance benefits resulting from or relating to the theft of certain computer equipment listed in Part 2.2(e);

                  (g) all claims of Seller against Third Parties relating to the Assets, whether choate or inchoate, known or unknown, contingent or noncontingent, including all such claims listed in Part 2.1(g);

                  (h) all rights of Seller for deposits and prepaid expenses relating to the Assets, including all deposits and prepaid expenses listed in
Part 2.1(h) (the "Prepaid Expenses");

                  (i) all rights of Seller relating to claims for refunds and rights to offset in respect thereof relating to the Assets and that are not excluded under Section 2.2(i);


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                  (j) all accounts receivable of Seller arising after May 31,
2004 through the Closing Date as represented by the raw click data set forth on
Part 2.1(j) and reconciled pursuant to Section 10.14; and

                  (k) all prepaid advertising accounts as of June 1, 2004 and any money deposited into any advertiser accounts from June 1, 2004 though the Closing Date as listed on Part 2.1(k).

         All of the property and assets to be transferred to Buyer hereunder are herein referred to collectively as the "Assets." Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Assets unless Buyer expressly assumes that Liability pursuant to Section 2.4(a).

         Section 2.2. Excluded Assets. Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following assets of Seller (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of Seller after the Closing:

                  (a) all cash, cash equivalents and short-term investments;

                  (b) all accounts receivable as of May 31, 2004;

                  (c) all minute books, stock Records and corporate seals;

                  (d) the shares of capital stock of Seller held in treasury;

                  (e) all insurance policies and rights thereunder (except to the extent specified in Section 2.1(f) and (g));

                  (f) all of the Seller Contracts listed in Part 2.2(f);

                  (g) all personnel Records and other Records that Seller is required by law to retain in its possession;

                  (h) all claims for refund of Taxes and other governmental charges of whatever nature;

                  (i) all rights in connection with and assets of the Employee Plans;

                  (j) all rights of Seller under this Agreement, the Bill of Sale, and the Assignment and Assumption Agreement; and

                  (k) the property and assets expressly designated in Part
2.2(k).

         Section 2.3. Consideration. The consideration for the Assets (the "Purchase Price") will be (a) Four Million Dollars ($4,000,000), plus payment for any Prepaid Expenses listed in Part 2.1(h), plus $10,500 for each calendar day after May 31, 2004 through and including the calendar day prior to the Closing Date, minus the amount owing to unpaid Affiliates listed in Part 2.4(a)(v), payable at Closing to Seller, plus Five Hundred Thousand Dollars ($500,000) payable at Closing to the Consultants pursuant to the Consulting Agreements described in Section 2.7(a)(vi) and (b) a Ten Million Three Hundred Thousand Dollar ($10,300,000) non-interest bearing secured note, in substantially the form attached hereto as Exhibit 2.3, payable over the 18-month period following Closing (the "Non Negotiable Secured Promissory Note and Security Agreement"). In accordance with Section 2.7(b), at the Closing the amount determined in accordance with section (a) above shall be delivered by Buyer to Seller by wire transfer on the Closing Date. The Non Negotiable Secured Promissory Note and Security Agreement shall be payable in accordance with its terms.

         Section 2.4. Liabilities.

                  (a) Assumed Liabilities. On the Closing Date, but effective as of the Effective Time, Buyer shall assume and agree to discharge only the following Liabilities of Seller (the "Assumed Liabilities"):

                        (i) any Liability arising after the Effective Time under the Seller Contracts described in Part 2.1(b) (other than any Liability arising out of or relating to a Breach that occurred prior to the Effective Time);

                        (ii) any Liability of Seller arising after the Effective Time under any Seller Contract included in the Assets that is entered into by Seller after the date hereof in accordance with the provisions of this Agreement (other than any Liability arising out of or relating to a Breach that occurred prior to the Effective Time);

                        (iii) any Liability of Seller described in Part 2.4(a)(iii);

                        (iv) any liability of Seller to its employees for accrued vacation, personal and sick leave as of the Closing Date as set forth in Part 2.4(a)(iv);

                        (v) any accrued liability under $25 of Seller for Affiliates unpaid as of May 31, 2004 listed in Part 2.4(a)(v);

                        (vi) any expenses incurred in the Ordinary Course of Business of Seller after May 31, 2004 through and including the Closing Date; and

                        (vii) the recurring charges set forth in Part 2.4(a)(vii) incurred in the Ordinary Course of Business as reflected on the Seller's American Express Business Gold Card Corporate Account after the Closing Date through and including June 30, 2004, and FindWhat and Buyer shall use best efforts to make alternative arrangements on or before June 30, 2004 to allow for payment of such recurring charges.

                  (b) Retained Liabilities. The Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Seller. Part 2.4(b) contains a list of Retained Liabilities. "Retained Liabilities" shall mean every Liability of Seller other than the Assumed Liabilities, including:

                        (i) any Liability of Seller for Affiliates unpaid as of May 31, 2004 listed in Part 2.4(b)(i);

                        (ii) any account payable that is pursuant to any Contract not assumed by Buyer under Section 2.4(a);

                        (iii) any Liability to Seller's customers incurred by Seller in the Ordinary Course of Business for nondelinquent orders outstanding as of the Effective Time reflected on Seller's books;

                        (iv) any Liability to Seller's customers under written warranty agreements given by Seller to its customers in the Ordinary Course of Business prior to the Effective Time;

                        (v) any Liability arising out of or relating to products of Seller to the extent manufactured or sold prior to the Effective Time other than to the extent assumed under Section 2.4(a)(i), (ii),
         (iii) or (iv);

                        (vi) any Liability under any Contract assumed by Buyer pursuant to Section 2.4(a) that arises after the Effective Time but that arises out of or relates to any Breach that occurred prior to the Effective Time;

                        (vii) any Liability for Taxes, including (A) any Taxes arising as a result of Seller's operation of its business or ownership of the Assets prior to the Effective Time, (B) any Taxes that will arise as a result of the sale of the Assets pursuant to this Agreement and (C) any deferred Taxes of any nature;

                        (viii) any Liability under any Contract not assumed by Buyer under Section 2.4(a), including any Liability arising out of or relating to Seller's credit facilities or any security interest related thereto;

                        (ix) any Environmental, Health and Safety Liabilities arising out of or relating to the operation of Seller's business or Seller's leasing, ownership or operation of real property;

                        (x) except as provided in 2.4(a)(iv), any Liability under the Employee Plans or relating to payroll, vacation, sick leave, workers' compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind for Seller's employees or former employees or both;

                        (xi) any Liability under any employment, severance, retention or termination agreement with any employee of Seller or any of its Related Persons;

                        (xii) any Liability arising out of or relating to any employee grievance whether or not the affected employees are hired by Buyer;

                        (xiii) any Liability of Seller to any Shareholder or Related Person of Seller or any Shareholder;

                        (xiv) any Liability to indemnify, reimburse or advance amounts to any officer, director, employee or agent of Seller;

                        (xv) any Liability to distribute to any of Seller's shareholders or otherwise apply all or any part of the consideration received hereunder;

                        (xvi) any Liability arising out of any Proceeding pending as of the Effective Time;

                        (xvii) any Liability arising out of any Proceeding commenced after the Effective Time and arising out of or relating to any occurrence or event happening prior to the Effective Time;

                        (xviii) any Liability arising out of or resulting from Seller's compliance or noncompliance with any Legal Requirement or Order of any Governmental Body;

                        (xix) any Liability of Seller under this Agreement or any other document executed in connection with the Contemplated Transactions; and

                        (xx) any Liability of Seller based upon Seller's acts or omissions occurring after the Effective Time.

         Section 2.5. Allocation. The Purchase Price shall be allocated in accordance with Exhibit 2.5. After the Closing, the parties shall follow the allocation method specified in Exhibit 2.5 for all Tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Code. Buyer shall prepare and deliver IRS Form 8594 to Seller within forty-five (45) days after the Closing Date to be filed with the IRS. In any Proceeding related to the determination of any Tax, neither Buyer nor Seller or Shareholders shall contend or represent that such allocation is not a correct allocation.

         Section 2.6. Closing. The purchase and sale provided for in this Agreement (the "Closing") will take place at the offices of Drinker, Biddle & Reath, LLP, 500 Campus Drive, Florham Park, New Jersey 07932, commencing at 12:00 p.m. (local time) on June 4, 2004, unless Buyer and Seller otherwise mutually agree. Subject to the provisions of Article IX, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.6 will result in the termination of this Agreement and will relieve any party of any obligation under this Agreement unless the parties mutually agree otherwise.

         Section 2.7. Closing Obligations. In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

                  (a) Seller and Shareholders, as the case may be, shall deliver to Buyer, together with funds sufficient to pay all Taxes necessary for the transfer, filing or recording thereof:

                        (i) a bill of sale for all of the Assets that are Tangible Personal Property in the form of Exhibit 2.7(a)(i) (the "Bill of Sale") executed by Seller;

                        (ii) an assignment of all of the Assets that are intangible personal property, and Seller Contracts described in 2.1(b) in the form of Exhibit 2.7(a)(ii), which assignment shall also contain Buyer's undertaking and assumption of the Assumed Liabilities (the "Assignment and Assumption Agreement") executed by Seller;

                        (iii) for each Real Property Lease identified on Part 3.8, an Assignment and Assumption of Lease in the form of Exhibit 2.7(a)(iii) or such other appropriate document or instrument of transfer, as the case may require, each in form and substance reasonably satisfactory to Buyer and its counsel and executed by Seller;

                        (iv) assignments of all Intellectual Property Assets and separate assignments of all registered Marks, Patents and Copyrights in the form of Exhibit 2.7(a)(iv) executed by Seller;

                        (v) such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer and its legal counsel and executed by Seller;

                        (vi) consulting agreements in the form of Exhibit 2.7(a)(vi), executed by the Principal Shareholders (the "Consulting Agreements");

                        (vii) non-competition and non-solicitation agreements in the form of Exhibit 2.7(a)(vii), executed by each of the Shareholders (the "Shareholder Non-Competition Agreements");

                        (viii) FindWhat standard form non-competition and non-solicitation agreements in the form of Exhibit 2.7(a)(viii), executed by each of the employees set forth on Part 10.1;

                        (ix) a certificate executed by Seller and each Shareholder as to the accuracy of their representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 7.1 and as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 7.2; and

                        (x) a certificate of the Secretary of Seller certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Seller, certifying and attaching all requisite resolutions or actions of Seller's board of directors and Shareholders approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and the termination of Seller's alternative name designation contemplated by Section 8.6 and certifying to the incumbency and signatures of the officers of Seller executing this Agreement and any other document relating to the Contemplated Transactions and accompanied by the requisite documents for terminating Seller's alternative name designation in form sufficient for filing with the appropriate Governmental Body.

                  (b) Buyer and FindWhat shall deliver to Seller and Shareholders, as the case may be:

                        (i) the amount determined pursuant to Section 2.3(a) paid by wire transfer in immediately available funds to an account specified by Seller in a writing delivered to Buyer at least three (3) business days prior to the Closing Date;

                        (ii) the Non Negotiable Secured Promissory Note and Security Agreement;

                        (iii) the Assignment and Assumption Agreement;

                        (iv) the Consulting Agreements;

                        (v) the Shareholder Non-Competition Agreements;

                        (vi) certificates executed by FindWhat and Buyer as to the accuracy of their representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 8.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 8.2; and

                        (vii) certificates of the Secretary of FindWhat and Buyer certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of FindWhat and Buyer and certifying and attaching all requisite resolutions or actions of FindWhat's sole director and Buyer's board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of FindWhat and Buyer executing this Agreement and any other document relating to the Contemplated Transactions.

         Section 2.8. Consents.

                  (a) If there are any Material Consents that have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, in the case of each Seller Contract as to which such Material Consents were not obtained (or otherwise are not in full force and effect) (the "Restricted Material Contracts"), FindWhat or Buyer may waive the closing conditions as to any such Material Consent and either:

                        (i) elect to have Seller continue its efforts to obtain the Material Consents; or

                        (ii) elect to have Seller retain that Restricted Material Contract and all Liabilities arising therefrom or relating thereto.

                  If Buyer elects to have Seller continue its efforts to obtain any Material Consents and the Closing occurs, notwithstanding Sections 2.1 and 2.4, neither this Agreement nor the Assignment and Assumption Agreement nor any other document related to the consummation of the Contemplated Transactions shall constitute a sale, assignment, assumption, transfer, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of the Restricted Material Contracts, and following the Closing, the parties shall use Best Efforts, and cooperate with each other, to obtain the Material Consent relating to each Restricted

Material Contract as quickly as practicable. Pending the obtaining of such Material Consents relating to any Restricted Material Contract, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to Buyer the benefits of use of the Restricted Material Contract for its term (or any right or benefit arising thereunder, including the enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereunder). Once a Material Consent for the sale, assignment, assumption, transfer, conveyance and delivery of a Restricted Material Contract is obtained, Seller shall promptly assign, transfer, convey and deliver such Restricted Material Contract to Buyer, and Buyer shall assume the obligations under such Restricted Material Contract assigned to Buyer from and after the date of assignment to Buyer pursuant to a special-purpose assignment and assumption agreement substantially similar in terms to those of the Assignment and Assumption Agreement (which special-purpose agreement the parties shall prepare, execute and deliver in good faith at the time of such transfer, all at no additional cost to Buyer).

                  (b) If there are any Consents not listed on Exhibit 7.3 necessary for the assignment and transfer of any Seller Contracts to Buyer (the "Nonmaterial Consents") which have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, Buyer shall elect at the Closing, in the case of each of the Seller Contracts as to which such Nonmaterial Consents were not obtained (or otherwise are not in full force and effect) (the "Restricted Nonmaterial Contracts"), whether to:

                        (i) accept the assignment of such Restricted Nonmaterial Contract, in which case, as between Buyer and Seller, such Restricted Nonmaterial Contract shall, to the maximum extent practicable and notwithstanding the failure to obtain the applicable Nonmaterial Consent, be transferred at the Closing pursuant to the Assignment and Assumption Agreement as elsewhere provided under this Agreement; or

                        (ii) reject the assignment of such Restricted Nonmaterial Contract, in which case, notwithstanding Sections 2.1 and 2.4, (A) neither this Agreement nor the Assignment and Assumption Agreement nor any other document related to the consummation of the Contemplated Transactions shall constitute a sale, assignment, assumption, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of such Restricted Nonmaterial Contract, and (B) Seller shall retain such Restricted Nonmaterial Contract and all Liabilities arising therefrom or relating thereto.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS
            ---------------------------------------------------------

         Seller and each Shareholder represent and warrant to FindWhat and Buyer as follows:

         Section 3.1. Organization and Good Standing.

                  (a) Part 3.1(a) contains a complete and accurate list of Seller's jurisdiction of incorporation and any other jurisdictions in which it is qualified to do business as a foreign corporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Seller Contracts. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification; except where the failure to be so qualified or in good standing in such jurisdiction would not reasonably be expected to have a Material Adverse Effect on Seller.

                  (b) Complete and accurate copies of the Governing Documents of Seller, as currently in effect, are attached to Part 3.1(b).

                  (c) Seller has no Subsidiary and, except as disclosed in Part 3.1(c), does not own any shares of capital stock or other securities of any other Person.

         Section 3.2. Enforceability; Authority; No Conflict.

                  (a) This Agreement constitutes the legal, valid and binding obligation of Seller and each Shareholder, enforceable against each of them in accordance with its terms. Upon the execution and delivery by Seller and Shareholders of the Consulting Agreements, the Shareholder Non-Competition Agreements, and each other agreement to be executed or delivered by any or all of Seller and Shareholders at the Closing (collectively, the "Seller's Closing Documents"), each of Seller's Closing Documents will constitute the legal, valid and binding obligation of each of Seller and the Shareholders, enforceable against each of them in accordance with its terms. Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and Seller's Closing Documents to which it is a party and to perform its obligations under this Agreement and the Seller's Closing Documents, and such action has been duly authorized by all necessary action by Seller's shareholders and board of directors. Each Shareholder has all necessary legal capacity to enter into this Agreement and the Seller's Closing Documents to which such Shareholder is a party and to perform his obligations hereunder and thereunder.

                  (b) Except as set forth in Part 3.2(b), neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                        (i) Breach (A) any provision of any of the Governing Documents of Seller or (B) any resolution adopted by the board of directors or the Shareholders of Seller;

                        (ii) Breach or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Seller or any Shareholder, or any of the Assets, may be subject;

                        (iii) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Seller or that otherwise relates to the Assets or to the business of Seller;

                        (iv) cause FindWhat or Buyer to become subject to, or to become liable for the payment of, any Tax;

                        (v) Breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Seller Contract;

                        (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets; or

                        (vii) result in any Shareholder of Seller having the right to exercise dissenters' appraisal rights.

                  (c) Except as set forth in Part 3.2(c), neither Seller nor any Shareholder is required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         Section 3.3. Capitalization. The authorized equity securities of Seller consist of 1,000,000 shares of Common Stock, without par value (the "Shares"), of which 900,000 shares are issued and outstanding. All of the outstanding Shares are held by the Shareholders. Shareholders are and will be on the Closing Date the record and beneficial owners and holders of the shares owned by each of them, free and clear of all Encumbrances. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of Seller. None of the outstanding equity securities of Seller was issued in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any other Legal Requirement.

         Section 3.4. Financial Records. Seller has delivered to FindWhat and
Buyer: (a) a schedule of raw click data, (b) a schedule of monthly, quarterly, 2000 through May 31, 2004 revenues, gross profit, based on month end adjustments and (c) schedule of major accounts representing more than 2% of the rolling revenue in any six (6) month period (collectively, the "Financial Records"). Except as set forth on Part 2.4, the financial data contained in such Financial Records is true and correct in all material respects as at the respective dates of and for the periods referred to in such Financial Records.

         Section 3.5. Books and Records. Except as set forth on Part 3.5, the books of account and other financial Records of Seller, all of which have been made available to FindWhat and Buyer, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices. The minute books of Seller, all of which have been made available to FindWhat and Buyer, contain accurate and complete Records of all meetings held of, and corporate action taken by, the Shareholders, the board of directors and committees of the board of directors of Seller, and no meeting of any such Shareholders, board of directors or committee has been held for which minutes have not been prepared or are not contained in such minute books.

         Section 3.6. Sufficiency of Assets. Except as set forth in Part 3.6, the Assets (a) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate Seller's business in the manner presently operated by Seller and (b) include all of the operating assets of Seller.

         Section 3.7. Owned Real Property. Seller owns no Real Property.

         Section 3.8. Description of Leased Real Property. Part 3.8 contains a correct legal description, street address and tax parcel identification number of all tracts, parcels and subdivided lots in which Seller has a leasehold interest and an accurate description (by location, name of lessor, date of Lease and term expiry date) of all Real Property Leases.

         Section 3.9. Title To Assets; Encumbrances. Seller owns good and transferable title to all of the Assets free and clear of any Encumbrances other than those described in Part 3.9. Seller warrants to FindWhat and Buyer that, at the time of Closing, all Assets shall be free and clear of all Encumbrances other than those identified on Part 3.9 as acceptable to FindWhat and Buyer ("Permitted Encumbrances").

         Section 3.10. Condition of Tangible Personal Property. Each item of Tangible Personal Property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and, to the Knowledge of Seller, is free from latent and patent defects. No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. Except as disclosed in Part 3.10, all Tangible Personal Property used in Seller's business is in the possession of Seller.

         Section 3.11. [Reserved].

         Section 3.12. Accounts Payable; Accrued Liabilities for Unpaid Affiliates. Part 3.12 contains a complete and accurate list of (a) all Accounts Payable at the Closing Date, and (b) all unpaid Affiliates of Seller and the amounts owing to each such unpaid Affiliates as of May 31, 2004.

         Section 3.13. No Undisclosed Liabilities. Except as set forth in Part 3.13, Seller has no Liability except current liabilities incurred in the Ordinary Course of Business of Seller since December 31, 2003.

         Section 3.14. Taxes.

                  (a) Tax Returns Filed and Taxes Paid. Seller has filed or caused to be filed on a timely basis all Tax Returns and all reports with respect to Taxes that are or were required to be filed pursuant to applicable Legal Requirements. All Tax Returns and reports filed by Seller are true, correct and complete. Seller has paid, or made provision for the payment of, all Taxes that have or may have become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by Seller, except such Taxes, if any, as are listed in Part 3.14(a) and are being contested in good faith. Except as provided in Part 3.14(a), Seller currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made or, to the Knowledge of Seller, is expected to be made by any Governmental Body in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and Seller has no Knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such Encumbrance.

                  (b) Delivery of Tax Returns and Information Regarding Audits and Potential Audits. Seller has delivered or made available to FindWhat and Buyer copies of, and Part 3.14(b) contains a complete and accurate list of, all Tax Returns filed since December 31, 2001. The income or franchise Tax Returns of Seller have been audited by the relevant tax authorities or are closed by the applicable statute of limitations for all taxable years through December 31, 2000 in the case of Federal Tax Returns and through December 31, 1999 in the case of New Jersey Tax Returns. Part 3.14(b) contains a complete and accurate list of all Tax Returns of Seller that have been audited or are currently under audit and accurately describe any deficiencies or other amounts that were paid or are currently being contested. To the Knowledge of Seller, no undisclosed deficiencies are expected to be asserted with respect to any such audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled or are being contested in good faith by appropriate proceedings as described in Part 3.14(b). Seller has delivered, or made available to FindWhat and Buyer, copies of any examination reports, statements or deficiencies or similar items with respect to such audits. Except as provided in
Part 3.14(b), Seller has no Knowledge that any Governmental Body is likely to assess any additional taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Taxes of Seller either (i) claimed or raised by any Governmental Body in writing or (ii) as to which Seller has Knowledge. Part 3.14(b) contains a list of all Tax Returns for which the applicable statute of limitations has not run. Except as described in Part 3.14(b), Seller has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of Seller or for which Seller may be liable.

                  (c) Specific Potential Tax Liabilities and Tax Situations.

                        (i) Withholding. All Taxes that Seller is or was required by Legal Requirements to withhold, deduct or collect have been duly withheld, deducted and collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                        (ii) Tax Sharing or Similar Agreements. There is no tax sharing agreement, tax allocation agreement, tax indemnity obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other arrangement relating to Taxes) that will require any payment by Seller.

                        (iii) Consolidated Group. Seller (A) has not been a member of an affiliated group within the meaning of Code Section 1504(a) (or any similar group defined under a similar provision of state, local or foreign law) and (B) has no liability for Taxes of any person (other than Seller and its Subsidiaries) under Treas. Reg. sect. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor by contract or otherwise.

                        (iv) S Corporation. Seller is an S corporation as defined in Code Section 1361, and Seller is not and has not been subject to either the built-in-gains tax under Code Section 1374 or the passive income tax under Code Section 1375. Part 3.14(c)(iv) lists all the states and localities with respect to which Seller is required to file any corporate, income or franchise tax returns and sets forth whether Seller is treated as the equivalent of an S corporation by or with respect to each such state or locality. Seller has properly filed Tax Returns with and paid and discharged any liabilities for taxes in any states or localities in which it is subject to Tax.

                        (v) Substantial Understatement Penalty. Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

         Section 3.15. No Material Adverse Change. Since December 31, 2003, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or other) of Seller, and no event has occurred or circumstance exists that may result in such a material adverse change; provided, however, that in no event shall any of the following constitute a material adverse change in the business, operations, prospects, assets, results of operations or condition of Seller: (i) any change resulting from conditions affecting the industry in which Seller operates or from changes in general business or economic conditions; (ii) any change resulting from the announcement or pendency of any of the Contemplated Transactions; or (iii) any change resulting from compliance by Seller with the terms of, or the taking of any action contemplated or permitted by, this Agreement.

         Section 3.16. Employee Benefits.

                  (a) Set forth in Part 3.16(a) is a complete and correct list of all "employee benefit plans" as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive-compensation, deferred-compensation, profit-sharing, stock-option, stock-appreciation-right, stock-bonus, stock-purchase, employee-stock-ownership, savings, severance, change-in-control, supplemental-unemployment, layoff, salary-continuation, retirement, pension, health, life-insurance, disability, accident, group-insurance, vacation, holiday, sick-leave, fringe-benefit or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten) and any trust, escrow or other agreement related thereto that (i) is maintained, administered or contributed to by Seller or has been maintained, administered or contributed to in the last six (6) years by Seller, or with respect to which Seller has or may have any liability, and
(ii) provides benefits, or describes policies or procedures applicable to any current or former director, officer, employee or service provider of Seller, or the dependents of any thereof, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof (collectively the "Employee Plans"). Except as disclosed in Part 3.16(a), Seller has never maintained, administered or contributed to an Employee Plan that is (w) a "Defined Benefit Plan" (as defined in Section 414(j) of the Code); (x) a plan intended to meet the requirements of
Section 401(a) of the Code; (y) a "Multiemployer Plan" (as defined in Section 3(37) of ERISA); or (z) a plan subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code. There has never been any other corporation or trade or business controlled by, controlling under common control with or in the same controlled group with Seller (within the meaning of Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA).

                  (b) Seller has delivered to FindWhat and Buyer true, accurate and complete copies of (i) the documents comprising each Employee Plan (or, with respect to any Employee Plan which is unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the obligations of Seller); (ii) all trust agreements, insurance contracts or any other funding instruments related to the Employee Plans; (iii) all rulings, determination letters, no-action letters or advisory opinions from the IRS, the U.S. Department of Labor, or any other Governmental Body that pertain to each Employee Plan and any open requests therefor; (iv) the most recent actuarial and financial reports (audited and/or unaudited) and the annual reports filed with any Government Body with respect to the Employee Plans during the current year and each of the six preceding years;
(v) all collective bargaining agreements pursuant to which contributions to any Employee Plan(s) have been made or obligations incurred (including both pension and welfare benefits) by Seller, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities; (vi) all securities registration statements filed with respect to any Employee Plan; (vii) all contracts and insurance policies with insurance companies, third-party administrators, actuaries, investment managers, consultants and other independent contractors that relate to any Employee Plan;
(viii) all summary plan descriptions, summaries of material modifications and memoranda, employee handbooks and other written communications regarding the Employee Plans; (ix) a sample of all current administrative forms for each Employee Plan; and (x) the most recent nondiscrimination test reports with respect to the Employee Plans for each of the six preceding years.

                  (c) Except as disclosed in Part 3.16(c), full payment has been made of all amounts that are required under the terms of each Employee Plan to be paid as contributions with respect to all periods prior to and including the last day of the most recent fiscal year of such Employee Plan ended on or before the date of this Agreement and all periods thereafter prior to the Closing Date.

                  (d) Seller has at all times complied, and currently complies, in all material respects with the applicable continuation requirements for its welfare benefit plans, including (1) Section 4980B of the Code (as well as its predecessor provision, Section 162(k) of the Code) and Sections 601 through 608, inclusive, of ERISA, which provisions are hereinafter referred to collectively as "COBRA" and (2) any applicable state statutes mandating health insurance continuation coverage for employees. After the Closing Date, Seller shall be responsible for providing contribution coverage required under Section 4980B of the Code and Title I, Part 6 of ERISA to all former employees of Seller who terminated employment on or before such date.

                  (e) The form of all Employee Plans is in compliance, in all material respects with the applicable terms of ERISA, the Code, and any other applicable laws, including the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993 and the Health Insurance Portability and Accountability Act of 1996, and such plans have been operated in compliance in all material respects with such laws and the written Employee Plan documents. Neither Seller nor any fiduciary of an Employee Plan has violated the requirements of Section 404 of ERISA. All required reports and descriptions of the Employee Plans (including Internal Revenue Service Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions and Summaries of Material Modifications) have been (when required) timely filed with the IRS, the U.S. Department of Labor or other Governmental Body and distributed as required, and all notices required by ERISA or the Code or any other Legal Requirement with respect to the Employee Plans have been appropriately given.

                  (f) Each Employee Plan that is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the IRS, and Seller has no Knowledge of any circumstances that will or could result in revocation of any such favorable determination letter.

                  (g) There is no material pending or, to the Knowledge of Seller, threatened Proceeding relating to any Employee Plan, nor is there any basis for any such Proceeding. Neither Seller nor any fiduciary of an Employee Plan has engaged in a transaction with respect to any Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Seller, FindWhat or Buyer to a Tax or penalty imposed by the Code or ERISA or a violation of Section 406 of ERISA. The Contemplated Transactions will not result in the potential assessment of a Tax or penalty under the Code or ERISA nor result in a violation of Section 406 of ERISA.

                  (h) Seller has maintained workers' compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise except as disclosed to FindWhat and Buyer on Part 3.16(h).

                  (i) Except as required by Legal Requirements and as provided in Section 10.1(d), the consummation of the Contemplated Transactions will not accelerate the time of vesting or the time of payment, or increase the amount, of compensation or benefits due to any director, employee, officer, former employee or former officer of Seller, and there has been no communication whatsoever of any commitment by Seller to create any new Employee Plan that is not yet effective. There are no contracts or arrangements providing for payments that could subject any person to liability for tax under Section 4999 of the Code.

                  (j) Except for the continuation coverage requirements of COBRA, Seller has no obligations or potential liability for benefits to employees, former employees or their respective dependents following termination of employment or retirement under any of the Employee Plans that are Employee Welfare Benefit Plans.

                  (k) Except as provided in Section 10.1(d), none of the Contemplated Transactions will result in an amendment, modification or termination of any of the Employee Plans. Except as further described in Part 3.16(k), no written or oral representations have been made to any employee or former employee of Seller promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under COBRA). No written or oral representations have been made to any employee or former employee of Seller concerning the employee benefits of FindWhat or Buyer.

                  (l) No benefit under any Employee Plan has in the past or could give rise in the future to the payment of any amount that would not be deductible pursuant to the current provisions of the Code.

         Section 3.17. Compliance With Legal Requirements; Governmental Authorizations.

                  (a) Except as set forth in Part 3.17(a):

                        (i) Seller is, and at all times since December 31, 2003 has been, in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                        (ii) to Seller's Knowledge no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement or (B) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                        (iii) Seller has not received, at any time since December 31, 2003, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (B) any actual, alleged, possible or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (b) Part 3.17(b) contains a complete and accurate list of each Governmental Authorization that is held by Seller or that otherwise relates to Seller's business or the Assets. Each Governmental Authorization listed or required to be listed in Part 3.17(b) is valid and in full force and effect. Except as set forth in Part 3.17(b):

                        (i) Seller is, and at all times since December 31, 2003 has been, in compliance in all material respects with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.17(b);

                        (ii) to Seller and Shareholder's Knowledge, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.17(b) or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.17(b);

                        (iii) Seller has not received, at any time since December 31, 2003, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization; and

                        (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.17(b) have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Part 3.17(b) collectively constitute all of the Governmental Authorizations necessary to permit Seller to lawfully conduct and operate its business in the manner in which it currently conducts and operates such business and to permit Seller to own and use its assets in the manner in which it currently owns and uses such assets.

         Section 3.18. Legal Proceedings; Orders.

                  (a) Except as set forth in Part 3.18(a), there is no pending or, to Seller's Knowledge, threatened Proceeding:

                        (i) by or against Seller or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Seller; or

                        (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

                  To the Knowledge of Seller and Shareholders, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. Seller has delivered to FindWhat and Buyer copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Part 3.18(a). There are no Proceedings listed or required to be listed in Part 3.18(a) that could have a material adverse effect on the business, operations, assets, condition or prospects of Seller or upon the Assets.

                  (b) Except as set forth in Part 3.18(b):

                        (i) there is no Order to which Seller, its business or any of the Assets is subject; and

                        (ii) to the Knowledge of Seller, no officer, director, agent or employee of Seller is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of Seller.

                  (c) Except as set forth in Part 3.18(c):

                        (i) Seller is, and, at all times since December 31, 2003 has been in compliance in all material respects with all of the terms and requirements of each Order to which it or any of the Assets is or has been subject;

                        (ii) to Seller's Knowledge no event has occurred or circumstance exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Seller or any of the Assets is subject; and

                        (iii) Seller has not received, at any time since December 31, 2003, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which Seller or any of the Assets is or has been subject.

         Section 3.19. Absence of Certain Changes and Events. Except as set forth in Part 3.19, since December 31, 2003, Seller has conducted its business only in the Ordinary Course of Business and there has not been any:

                  (a) change in Seller's authorized or issued capital stock, grant of any stock option or right to purchase shares of capital stock of Seller or issuance of any security convertible into such capital stock;

                  (b) amendment to the Governing Documents of Seller;

                  (c) payment (except in the Ordinary Course of Business) or increase by Seller of any bonuses, salaries or other compensation to any shareholder, director, officer or employee or entry into any employment, severance or similar Contract with any director, officer or employee;

                  (d) adoption of, amendment to or increase in the payments to or benefits under, any Employee Plan;

                  (e) damage to or destruction or loss of any Asset, whether or not covered by insurance;

                  (f) entry into, termination of or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar Contract to which Seller is a party, or (ii) any Contract or transaction involving a total remaining commitment by Seller of at least $5,000;

                  (g) sale, lease or other disposition of any Asset or property of Seller (including the Intellectual Property Assets) or the creation of any Encumbrance on any Asset;

                  (h) cancellation or waiver of any claims or rights with a value to Seller in excess of $5,000;

                  (i) indication by any customer or supplier of an intention to discontinue or change the terms of its relationship with Seller;

                  (j) material change in the accounting methods used by Seller;
or

                  (k) Contract by Seller to do any of the foregoing.

         Section 3.20. Contracts; No Defaults.

                  (a) Part 3.20(a) contains an accurate and complete list, and Seller has delivered to FindWhat and Buyer accurate and complete copies, of:

                        (i) each Seller Contract that involves performance of services or delivery of goods or materials by Seller of an amount or value in excess of $5,000;

                        (ii) each Seller Contract that involves performance of services or delivery of goods or materials to Seller of an amount or value in excess of $5,000;

                        (iii) each Seller Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Seller in excess of $5,000;

                        (iv) each Seller Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 and with a term of less than one year);

                        (v) each Seller Contract with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

                        (vi) each Seller Contract (however named) involving a sharing of profits, losses, costs or liabilities by Seller with any other Person;

                        (vii) each Seller Contract containing covenants that in any way purport to restrict Seller's business activity or limit the freedom of Seller to engage in any line of business or to compete with any Person;

                        (viii) each Seller Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

                        (ix) each power of attorney of Seller that is currently effective and outstanding;

                        (x) each Seller Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Seller to be responsible for consequential damages;

                        (xi) each Seller Contract for capital expenditures in excess of $5,000;

                        (xii) each Seller Contract not denominated in U.S. dollars;

                        (xiii) each written warranty, guaranty and/or other similar undertaking with respect to contractual performance extended by Seller other than in the Ordinary Course of Business; and

                        (xiv) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

         Part 3.20(a) sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of Seller under the Contracts and the location of Seller's office where details relating to the Contracts are located.

                  (b) Except as set forth in Part 3.20(b), no Shareholder has or may acquire any rights under, and no Shareholder has or may become subject to any obligation or liability under, any Contract that relates to the business of Seller or any of the Assets.

                  (c) Except as set forth in Part 3.20(c):

                        (i) each Contract identified or required to be identified in Part 3.20(a) and which is to be assigned to or assumed by Buyer under this Agreement is in full force and effect and is valid and enforceable in accordance with its terms;

                        (ii) each Contract identified or required to be identified in Part 3.20(a) and which is being assigned to or assumed by Buyer is assignable by Seller to Buyer without the consent of any other Person; and

                        (iii) to the Knowledge of Seller, no Contract identified or required to be identified in Part 3.20(a) and which is to be assigned to or assumed by Buyer under this Agreement will upon completion or performance thereof have a material adverse affect on the business, assets or condition of Seller or the business to be conducted by Buyer with the Assets.

                  (d) Except as set forth in Part 3.20(d):

                        (i) Seller is, and at all times since December 31, 2003 has been, in compliance in all material respects with all applicable terms and requirements of each Seller Contract which is being assumed by Buyer;

                        (ii) each other Person that has or had any obligation or liability under any Seller Contract which is being assigned to Buyer is, and at all times since December 31, 2003 has been, in compliance in all material respects with all applicable terms and requirements of such Contract;

                        (iii) to Seller's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a Breach of, or give Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Seller Contract that is being assigned to or assumed by Buyer;

                        (iv) to Seller's knowledge no event has occurred or circumstance exists under or by virtue of any Contract that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any of the Assets; and

                        (v) Seller has not given to or received from any other Person, at any time since December 31, 2003, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or Breach of, or default under, any Contract which is being assigned to or assumed by Buyer.

                  (e) There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Seller under current or completed Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.

                  (f) Each Contract relating to the sale, design, manufacture or provision of products or services by Seller has been entered into in the Ordinary Course of Business of Seller and has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

         Section 3.21. Insurance.


                  (a) Seller has delivered to FindWhat and Buyer:

                        (i) accurate and complete copies of all policies of insurance (and correspondence relating to coverage thereunder) to which Seller is a party or under which Seller is or has been covered at any time since December 31, 2002, a list of which is included in Part 3.21(a);

                        (ii) accurate and complete copies of all pending applications by Seller for policies of insurance; and

                        (iii) any statement by the auditor of Seller's financial statements or any consultant or risk management advisor with regard to the adequacy of Seller's coverage or of the reserves for claims.

                  (b) Part 3.21(b) describes:

                        (i) any self-insurance arrangement by or affecting Seller, including any reserves established thereunder;

                        (ii) any Contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk to which Seller is a party or which involves the business of Seller; and

                        (iii) all obligations of Seller to provide insurance coverage to Third Parties (for example, under Leases or service agreements) and identifies the policy under which such coverage is provided.

                  (c) Part 3.21(c) sets forth, by year, for the current policy year and each of the five (5) preceding policy years:

                        (i) a summary of the loss experience under each policy of insurance;

                        (ii) a statement describing each claim under a policy of insurance for an amount in excess of $10,000, which sets forth:

                           (1) the name of the claimant;

                           (2) a description of the policy by insurer, type of
insurance and period of coverage; and

                           (3) the amount and a brief description of the claim;
and

                        (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

                  (d) Except as set forth in Part 3.21(d):

                        (i) all policies of insurance to which Seller is a party or that provide coverage to Seller:

                           (1) are valid, outstanding and enforceable;

                           (2) to Seller's Knowledge are issued by an insurer
that is financially sound and reputable;

                           (3) taken together, provide adequate insurance
coverage for the Assets and the operations of Seller for all risks normally insured against by a Person carrying on the same business or businesses as Seller in the same location; and

                           (4) are sufficient for compliance with all Legal
Requirements and Seller Contracts;

                        (ii) Seller has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights or (B) any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder;

                        (iii) Seller has paid all premiums due, and has otherwise performed all of its obligations, under each policy of insurance to which it is a party or that provides coverage to Seller; and

                        (iv) Seller has given notice to the insurer of all claims that may be insured thereby.

         Section 3.22. Environmental Matters. Except as disclosed in Part 3.22:


                  (a) Seller is, and at all times has been, in compliance in all material respects with, and has not been and is not in violation of or liable under, any Environmental Law. Neither Seller nor any Shareholder has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice or other communication from (i) any Governmental Body or private citizen acting in the public interest or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal or mixed) in which Seller has or had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by Seller or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

                  (b) There are no pending or, to the Knowledge of Seller, threatened claims, Encumbrances, or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any Facility or any other property or asset (whether real, personal or mixed) in which Seller has or had an interest.

         Section 3.23. Employees.

                  (a) Part 3.23(a) contains a complete and accurate list of the following information for each employee, director, independent contractor, consultant and agent of Seller, including each employee on leave of absence or layoff status: employer; name; job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable and any change in compensation since December 31, 2003; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Employee Plan, or any other employee or director benefit plan.

                  (b) Part 3.23(b) contains a complete and accurate list of the following information for each retired employee or director of Seller, or their dependents, receiving benefits or scheduled to receive benefits in the future: name; pension benefits; pension option election; retiree medical insurance coverage; retiree life insurance coverage; and other benefits.

                  (c) Part 3.23(c) states the number of employees terminated by Seller since December 31, 2003 and contains a complete and accurate list of the following information for each employee of Seller who has been terminated or laid off, or whose hours of work have been reduced by more than fifty percent (50%) by Seller, in the six (6) months prior to the date of this Agreement: (i) the date of such termination, layoff or reduction in hours; (ii) the reason for such termination, layoff or reduction in hours; and (iii) the location to which the employee was assigned.

                  (d) During the ninety (90) day period prior to the date of this Agreement, Seller has terminated no employees.

                  (e) To the Knowledge of Seller, no officer, director, agent, employee, consultant, or contractor of Seller is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the business of Seller or (ii) to assign to Seller or to any other Person any rights to any invention, improvement, or discovery. No former or current employee of Seller is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of Seller, FindWhat or Buyer to conduct the business as heretofore carried on by Seller.

         Section 3.24. Labor Disputes; Compliance.

                  (a) Seller has complied in all material respects with all Legal Requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and other employment practices, the payment of social security and similar Taxes and occupational safety and health. Seller is not liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

                  (b) Except as disclosed in Part 3.24(b), (i) Seller has not been, and is not now, a party to any collective bargaining agreement or other labor contract; (ii) since December 31, 2003, there has not been, there is not presently pending or existing, and to Seller's Knowledge there is not threatened, any strike, slowdown, picketing, work stoppage or employee grievance process involving Seller; (iii) to Seller's Knowledge no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute; (iv) there is not pending or, to Seller's Knowledge, threatened against or affecting Seller any Proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable Governmental Body, and there is no organizational activity or other labor dispute against or affecting Seller or the Facilities; (v) no application or petition for an election of or for certification of a collective bargaining agent is pending; (vi) no grievance or arbitration Proceeding exists that might have an adverse effect upon Seller or the conduct of its business;
(vii) there is no lockout of any employees by Seller, and no such action is contemplated by Seller; and (viii) to Seller's Knowledge there has been no charge of discrimination filed against or threatened against Seller with the Equal Employment Opportunity Commission or similar Governmental Body.

         Section 3.25. Intellectual Property Assets.

                  (a) The term "Intellectual Property Assets" means all intellectual property owned or licensed (as licensor or licensee) by Seller in which Seller has a proprietary interest, including:

                        (i) Seller's name, all assumed fictional business names, trade names, registered and unregistered trademarks, service marks and applications (collectively, "Marks");

                        (ii) all patents, patent applications and inventions and discoveries that may be patentable (collectively, "Patents");

                        (iii) all registered and unregistered copyrights in both published works and unpublished works (collectively, "Copyrights");

                        (iv) [reserved];

                        (v) all know-how, trade secrets, confidential or proprietary information, customer lists, Software, technical information, data, process technology, plans, drawings and blue prints (collectively, "Trade Secrets"); and

                        (vi) all rights in internet web sites and internet domain names presently used by Seller (collectively "Net Names").

                  (b) Part 3.25(b) contains a complete and accurate list and summary description, including any royalties paid or received by Seller, and Seller has delivered to FindWhat and Buyer accurate and complete copies, of all Seller Contracts relating to the Intellectual Property Assets, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available Software programs under which Seller is the licensee. There are no outstanding and, to Seller's Knowledge, no threatened disputes or disagreements with respect to any such Contract.

                  (c) (i) Except as set forth in Part 3.25(c), the Intellectual Property Assets are all those necessary for the operation of Seller's business as it is currently conducted. Seller is the owner or licensee of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, and has the right to use without payment to a Third Party all of the Intellectual Property Assets, other than in respect of licenses listed in Part 3.25(c).

                        (ii) Except as set forth in Part 3.25(c), all former and current employees of Seller have executed written Contracts with Seller that assign to Seller all rights to any inventions, improvements, discoveries or information relating to the business of Seller.

                  (d) (i) Part 3.25(d) contains a complete and accurate list and summary description of all Patents.

                        (ii) All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.

                        (iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition Proceeding. To Seller's Knowledge, there is no potentially interfering patent or patent application of any Third Party.

                        (iv) Except as set forth in Part 3.25 (d), (A) no Patent is infringed or, to Seller's Knowledge, has been challenged or threatened in any way and (B) to Seller's Knowledge, none of the products manufactured or sold, nor any process or know-how used, by Seller infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                        (v) All products made, used or sold under the Patents have been marked with the proper patent notice.

                  (e) (i) Part 3.25(e) contains a complete and accurate list and summary description of all Marks.

                        (ii) All Marks which have been registered with the United States Patent and Trademark Office are currently in compliance with all formal Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.

                        (iii) No Mark has been or is now involved in any opposition, invalidation or cancellation Proceeding and, to Seller's Knowledge, no such action is threatened with respect to any of the Marks.

                        (iv) To Seller's Knowledge, there is no potentially interfering trademark or trademark application of any other Person.

                        (v) No Mark is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. To Seller's Knowledge, none of the Marks used by Seller infringes or is alleged to infringe any trade name, trademark or service mark of any other Person.

                        (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

                  (f) (i) Part 3.25(f) contains a complete and accurate list and summary description of all Copyrights.

                        (ii) All of the registered Copyrights are currently in compliance with formal Legal Requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the date of Closing.

                        (iii) No Copyright is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. To Seller's Knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any Third Party or is a derivative work based upon the work of any other Person.

                        (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

                  (g) (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                        (ii) Seller has taken all reasonable precautions to protect the secrecy, confidentiality and value of all Trade Secrets (including the enforcement by Seller of a policy requiring each employee or contractor to execute proprietary information and confidentiality agreements substantially in Seller's standard form, and all current and former employees and contractors of Seller have executed such an agreement).

                        (iii) Seller has good title to and an absolute right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature and, to Seller's Knowledge, have not been used, divulged or appropriated either for the benefit of any Person (other than Seller) or to the detriment of Seller. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way or to Seller's Knowledge infringes any intellectual property right of any other Person.

                  (h) (i) Part 3.25(h) contains a complete and accurate list and summary description of all Net Names.

                        (ii) All Net Names have been registered in the name of Seller and are in compliance in all material respects with all formal Legal Requirements.

                        (iii) No Net Name has been or is now involved in any dispute, opposition, invalidation or cancellation Proceeding and, to Seller's Knowledge, no such action is threatened with respect to any Net Name.

                        (iv) To Seller's Knowledge, there is no domain name application pending of any other person which would or would potentially interfere with or infringe any Net Name.

                        (v) To Seller's Knowledge, no Net Name is infringed or, to Seller's Knowledge, has been challenged, interfered with or threatened in any way. To Seller's Knowledge, no Net Name infringes, interferes with or is alleged to interfere with or infringe the trademark, copyright or domain name of any other Person.

         Section 3.26. Compliance With the Foreign Corrupt Practices Act and Export Control and Antiboycott Laws.


                  (a) Seller and its Representatives have not, to obtain or retain business, directly or indirectly offered, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment with a value in excess of one hundred dollars ($100.00) in the aggregate to any one individual in any year) or any commission payment, to:

                        (i) any person who is an official, officer, agent, employee or representative of any Governmental Body or of any existing or prospective customer (whether government owned or nongovernment owned);

                        (ii) any political party or official thereof;

                        (iii) any candidate for political or political party office; or

                        (iv) any other individual or entity;

                  while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or any entity affiliated with such customer, political party or official or political office.

                  (b) Except as set forth in Part 3.26(b), Seller has made all payments to Third Parties by check mailed to such Third Parties' principal place of business or by wire transfer to a bank located in the same jurisdiction as such party's principal place of business.

                  (c) Each transaction is properly and accurately recorded on the books and Records of Seller, and each document upon which entries in Seller's books and Records are based is complete and accurate in all respects. Seller maintains a system of internal accounting controls adequate to insure that Seller maintains no off-the-books accounts and that Seller's assets are used only in accordance with Seller's management directives.

                  (d) Seller has at all times been in compliance with all Legal Requirements relating to export control and trade embargoes. No product sold or service provided by Seller during the last five (5) years has been, directly or indirectly, sold to or performed on behalf of Cuba, Iraq, Iran, Libya or North Korea.

                  (e) Except as set forth in Part 3.26(e), Seller has not violated the antiboycott prohibitions contained in 50 U.S.C. ss.2401 et seq. or taken any action that can be penalized under Section 999 of the Code. Except as set forth in Part 3.26(e), during the last five (5) years, Seller has not been a party to, is not a beneficiary under and has not performed any service or sold any product under any Seller Contract under which a product has been sold to customers in Bahrain, Iraq, Jordan, Kuwait, Lebanon, Libya, Oman, Quatar, Saudi Arabia, Sudan, Syria, United Arab Emirates or the Republic of Yemen.

    Section 3.27. Relationships With Related Persons. Except as disclosed in
Part 3.27, neither Seller nor any Shareholder nor any Related Person of any of them has, or since December 31, 2003 has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to Seller's business. Neither Seller nor any Shareholder nor any Related Person of any of them owns, or since December 31, 2003 has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with Seller other than business dealings or transactions disclosed in Part 3.27, each of which has been conducted in the Ordinary Course of Business with Seller at substantially prevailing market prices and on substantially prevailing market terms or (b) engaged in competition with Seller with respect to any line of the products or services of Seller (a "Competing Business") in any market presently served by Seller, except for ownership of less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 3.27, neither Seller nor any Shareholder nor any Related Person of any of them is a party to any Contract with, or has any claim or right against, Seller.

    Section 3.28. Brokers or Finders. Except as disclosed in Part 3.28, neither Seller nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the sale of Seller's business or the Assets or the Contemplated Transactions.

         Section 3.29. Disclosure.

                  (a) No representation or warranty or other statement made by Seller or any Shareholder in this Agreement, the Disclosure Letter, any supplement to the Disclosure Letter, the certificates delivered pursuant to
Section 2.7(a) or otherwise in connection with the Contemplated Transactions contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

                  (b) Seller does not have Knowledge of any fact that has specific application to Seller (other than general economic or industry conditions) that may materially adversely affect the assets, business, prospects, financial condition or results of operations of Seller that has not been set forth in this Agreement or the Disclosure Letter.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF FINDWHAT AND BUYER
              ----------------------------------------------------

         FindWhat and Buyer represent and warrant to Seller and Shareholders as follows:

    Section 4.1. Organization and Good Standing. FindWhat is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power and authority to conduct its business as it is now conducted. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to conduct its business as it is now conducted.

    Section 4.2. Enforceability; Authority; No Conflict.

                  (a) This Agreement constitutes the legal, valid and binding obligation of FindWhat and Buyer, enforceable against FindWhat and Buyer in accordance with its terms. Upon the execution and delivery by FindWhat and Buyer of the Assignment and Assumption Agreement, the Consulting Agreements, the Shareholder Non-Competition Agreements, and each other agreement to be executed or delivered by FindWhat and/or Buyer at Closing (collectively, the "Buyer's Closing Documents"), each of the Buyer's Closing Documents will constitute the legal, valid and binding obligation of FindWhat and Buyer, enforceable against FindWhat and Buyer, as the case may be, in accordance with its respective terms. FindWhat and Buyer have the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform their obligations under this Agreement and the Buyer's Closing Documents, and such action has been duly authorized by all necessary corporate action.

                  (b) Neither the execution and delivery of this Agreement by FindWhat and Buyer nor the consummation or performance of any of the Contemplated Transactions by FindWhat and Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to:

                        (i) any provision of FindWhat's or Buyer's Governing Documents;

                        (ii) any resolution adopted by the board of directors or the shareholders of FindWhat or Buyer;

                        (iii) any Legal Requirement or Order to which FindWhat or Buyer may be subject; or

                        (iv) any Contract to which FindWhat or Buyer is a party or by which FindWhat or Buyer may be bound.

                  Neither FindWhat nor Buyer are or will be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

    Section 4.3. Certain Proceedings. There is no pending Proceeding that has been commenced against FindWhat or Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To FindWhat's and Buyer's Knowledge, no such Proceeding has been threatened.

    Section 4.4. Brokers Or Finders. Neither FindWhat, Buyer, nor any of their Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

    Section 4.5. Sufficiency of Funds. FindWhat and Buyer shall have funds on the Closing Date sufficient to pay to Seller the Purchase Price.

                                   ARTICLE V

                                   [Reserved]

                                   ARTICLE VI

                                   [Reserved]

                                   ARTICLE VII

        CONDITIONS PRECEDENT TO FINDWHAT AND BUYER'S OBLIGATION TO CLOSE
        ----------------------------------------------------------------

         Buyer's obligation to purchase the Assets and to take the other actions required to be taken by FindWhat or Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by FindWhat or Buyer, in whole or in part):

    Section 7.1. Accuracy of Representations.

                  (a) All of Seller's and Shareholders' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made, without giving effect to any supplement to the Disclosure Letter.

                  (b) Each of the representations and warranties in Sections 3.2(a) and 3.4, and each of the representations and warranties in this Agreement that contains an express materiality qualification, shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the time of the Closing as if then made, without giving effect to any supplement to the Disclosure Letter.

    Section 7.2. Seller's Performance. All of the covenants and obligations that Seller and Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

    Section 7.3. Consents. Each of the Consents identified in Exhibit 7.3 (the "Material Consents") shall have been obtained and shall be in full force and effect.

    Section 7.4. Additional Documents. Seller and Shareholders shall have caused the documents and instruments required by Section 2.7(a) and the following documents to be delivered (or tendered subject only to Closing) to Buyer:

                  (a) An opinion of Drinker Biddle & Reath LLP, counsel to Seller, dated the Closing Date, in the form of Exhibit 7.4(a);

                  (b) The certificate of incorporation and all amendments thereto of Seller, duly certified as of a recent date by the Treasurer of the State of New Jersey;

                  (c) If requested by Buyer, any Consents or other instruments that may be required to permit Buyer's qualification in each jurisdiction in which Seller is licensed or qualified to do business as a foreign corporation under the name set forth in Part 8.6 or any derivative thereof;

                  (d) A statement from the holder of each note and mortgage listed on Exhibit 2.4(a)(vii), if any, dated the Closing Date, setting forth the principal amount then outstanding on the indebtedness represented by such note or secured by such mortgage, the interest rate thereon and a statement to the effect that Seller, as obligor under such note or mortgage, is not in default under any of the provisions thereof;

                  (e) Releases of all Encumbrances on the Assets, other than Permitted Encumbrances, including releases of each mortgage of record and reconveyances of each deed of trust with respect to each parcel of real property included in the Assets;

                  (f) Certificates dated as of a date not earlier than the tenth business day prior to the Closing as to the good standing of Seller, executed by the appropriate officials of the State of New Jersey and each jurisdiction in which Seller is licensed or qualified to do business as a foreign corporation as specified in Part 3.1(a); and

                  (g) Such other documents as FindWhat or Buyer may reasonably request for the purpose of:

                        (i) evidencing the accuracy of any of Seller's representations and warranties;

                        (ii) evidencing the performance by Seller or any Shareholder of, or the compliance by Seller or any Shareholder with, any covenant or obligation required to be performed or complied with by Seller or such Shareholder;

                        (iii) evidencing the satisfaction of any condition referred to in this Article 7; or

                        (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

    Section 7.5. No Proceedings. Since the date of this Agreement, there shall not have been commenced or threatened against FindWhat or Buyer, or against any Related Person of FindWhat or Buyer, any Proceeding (a) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the Contemplated Transactions.

    Section 7.6. No Conflict. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of or cause FindWhat or Buyer or any Related Person of FindWhat or Buyer to suffer any Material Adverse Effect under (a) any applicable Legal Requirement or Order or (b) any Legal Requirement or Order that has been published, introduced or otherwise proposed by or before any Governmental Body.

    Section 7.7. Business Plan. FindWhat, Buyer and Seller shall have mutually agreed upon the terms of and prepared and executed an appropriate business (operating) plan for the 18-month period following the Closing Date (the "Business Plan"). The Business Plan shall include the maintenance of Seller's primary business address in Somerset County, New Jersey.

    Section 7.8. Ancillary Agreements. The relevant Persons shall have entered into ancillary agreements in form and substance as set forth in Exhibit 7.8 hereto.

                                  ARTICLE VIII

              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE
              ----------------------------------------------------

         Seller's obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in whole or in part):

         Section 8.1. Accuracy of Representations. All of FindWhat's and Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing as if then made.

         Section 8.2. FindWhat's and Buyer's Performance. All of the covenants and obligations that FindWhat and Buyer are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.

         Section 8.3. Consents. Each of the Consents identified in Exhibit 8.3 shall have been obtained and shall be in full force and effect.

         Section 8.4. Additional Documents. FindWhat and Buyer shall have caused the documents and instruments required by Section 2.7(b) and the following documents to be delivered (or tendered subject only to Closing) to Seller and
Shareholders:

                  (a) an opinion of Porter, Wright, Morris and Arthur, LLP, counsel to Buyer, dated the Closing Date, in the form of Exhibit 8.4; and

                  (b) such other documents as Seller may reasonably request for the purpose of

                        (i) evidencing the accuracy of any representation or warranty of FindWhat or Buyer,

                        (ii) evidencing the performance by FindWhat or Buyer of, or the compliance by FindWhat or Buyer with, any covenant or obligation required to be performed or complied with by FindWhat or Buyer, or

                        (iii) evidencing the satisfaction of any condition referred to in this Article 8.

         Section 8.5. No Injunction. There shall not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the consummation of the Contemplated Transactions and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

         Section 8.6. Change of Name. Seller shall (a) file a Certificate of Termination of Corporate Alternative Name with the Treasurer of the State of New Jersey for the purpose of terminating the Seller's corporate alternative name set forth on Part 8.6 and (b) take all actions requested by FindWhat and Buyer to enable Buyer to change its name to Seller's present corporate name.

         Section 8.7. Business Plan. FindWhat, Buyer and Seller shall have mutually agreed upon the terms of and prepared and executed the Business Plan.

                                   ARTICLE IX

                                   [Reserved]

                                   ARTICLE X

                              Additional Covenants

         Section 10.1. Employees and Employee Benefits.


                  (a) Information on Active Employees. For the purpose of this Agreement, the term "Active Employees" shall mean all employees employed on the Closing Date by Seller for its business who are: employed exclusively in Seller's business as currently conducted, including employees on temporary leave of absence, including family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave.

                  (b) Employment of Active Employees by FindWhat or Buyer.

                        (i) Not later than the Closing Date, FindWhat and Buyer shall offer employment to the current employees of Seller listed on Part 10.1(b) at the compensation rates and with the benefits set forth on Part 10.1(b) except the Principal Shareholders (any such employees who accept such offer of employment being referred to as the "Hired Active Employees"). FindWhat and Buyer shall have no obligation to offer employment to any employees whose employment had been terminated (voluntarily or involuntarily) or who have retired prior to the Closing Date.

                        (ii) Neither Seller nor any Shareholder nor their Related Persons shall solicit the continued employment of any Active Employee (unless and until Buyer has informed Seller in writing that the particular Active Employee will not receive any employment offer from FindWhat or Buyer) or the employment of any Hired Active Employee after the Closing. FindWhat or Buyer shall inform Seller promptly of the identities of those Active Employees to whom it will not make employment offers.

                        (iii) It is understood and agreed that (A) FindWhat's or Buyer's expressed intention to extend offers of employment as set forth in this section shall not constitute any commitment, Contract or understanding (expressed or implied) of any obligation on the part of FindWhat or Buyer to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those set forth in this Section, and (B) employment offered by FindWhat or Buyer is "at will" and may be terminated by FindWhat or Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by FindWhat or Buyer or an employee and Legal Requirements). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of FindWhat or Buyer to terminate, reassign, promote or demote any of the Hired Active Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.

                  (c) Salaries and Benefits.

                        (i) Seller shall be responsible for (A) the payment of all wages and other remuneration due to Active Employees with respect to their services as employees of Seller through the close of business on the Closing Date, including pro rata bonus payments and all vacation pay earned prior to the Closing Date; and (B) the payment of any termination or severance payments and the provision of health plan continuation coverage in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA.

                        (ii) Seller shall be liable for any claims made or incurred by Active Employees and their beneficiaries through the Closing Date under the Employee Plans. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit.

                  (d) Seller's Retirement and Savings Plans.

                        (i) All Hired Active Employees who are participants in Seller's retirement plans shall retain their accrued benefits under Seller's retirement plans as of the Closing Date, and Seller (or Seller's retirement plans) shall retain sole liability for the payment of such benefits as and when such Hired Active Employees become eligible therefor under such plans. All Hired Active Employees shall become fully vested in their accrued benefits under Seller's retirement plans as of the Closing Date, and Seller will so amend such plans if necessary to achieve this result. Seller shall cause the assets of each Employee Plan to equal or exceed the benefit liabilities of such Employee Plan on a plan-termination basis as of the Effective Time.

                        (ii) Seller will cause its savings plan to be amended in order to provide that the Hired Active Employees shall be fully vested in their accounts under such plan as of the Closing Date and all payments thereafter shall be made from such plan as provided in the plan.

                  (e) No Transfer of Assets. Neither Seller nor Shareholders nor their respective Related Persons will make any transfer of pension or other employee benefit plan assets to Buyer.

                  (f) Terms of Employment. Subject to the provisions of Section 10.1(b)(i), FindWhat or Buyer will set its own initial terms and conditions of employment for the Hired Active Employees and others it may hire, including work rules, and future wage structure, all as permitted by law. FindWhat and Buyer are not obligated to assume any collective bargaining agreements under this Agreement. Seller shall be solely liable for any severance payment required to be made to its employees due to the Contemplated Transactions. Any bargaining obligations of FindWhat or Buyer with any union with respect to bargaining unit employees subsequent to the Closing, whether such obligations arise before or after the Closing, shall be the sole responsibility of FindWhat or Buyer.

                  (g) General Employee Provisions.

                        (i) Seller and FindWhat and Buyer shall give any notices required by Legal Requirements and take whatever other actions with respect to the plans, programs and policies described in this Section 10.1 as may be necessary to carry out the arrangements described in this Section 10.1.

                        (ii) Seller and FindWhat and Buyer shall provide each other with such plan documents and summary plan descriptions, employee data or other information as may be reasonably required to carry out the arrangements described in this Section 10.1.

                        (iii) If any of the arrangements described in this
Section 10.1 are determined by the IRS or other Governmental Body to be prohibited by law, Seller and Buyer shall modify such arrangements to as closely as possible reflect their expressed intent and retain the allocation of economic benefits and burdens to the parties contemplated herein in a manner that is not prohibited by law.

                        (iv) Seller shall provide FindWhat and Buyer with completed I-9 forms and attachments with respect to all Hired Active Employees, except for such employees as Seller certifies in writing to Buyer are exempt from such requirement.

                        (v) Neither FindWhat nor Buyer shall have any responsibility, liability or obligation, whether to Active Employees, former employees, their beneficiaries or to any other Person, with respect to any employee benefit plans, practices, programs or arrangements (including the establishment, operation or termination thereof and the notification and provision of COBRA coverage extension) maintained by Seller.

         Section 10.2. Payment of All Taxes Resulting From Sale of Assets By Seller. Seller shall pay in a timely manner all Taxes resulting from or payable in connection with the sale of the Assets pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by Legal Requirements.

         Section 10.3. Payment of Other Retained Liabilities. In addition to payment of Taxes pursuant to Section 10.2, Seller shall pay, or make adequate provision for the payment, in full of all of the Retained Liabilities and other Liabilities of Seller under this Agreement including all payments to Affiliates listed on Part 2.4(b)(i). If any such Liabilities are not so paid or provided for, or if FindWhat or Buyer reasonably determines that failure to make any payments will impair FindWhat's or Buyer's use or enjoyment of the Assets or conduct of the business previously conducted by Seller with the Assets, FindWhat or Buyer may, at any time after the Closing Date, elect to make all such payments directly (but shall have no obligation to do so) and set off and deduct the full amount of all such payments from its obligation to make payments under the Non Negotiable Secured Promissory Note and Security Agreement, and shall receive full credit under this Agreement for all payments so made.

         Section 10.4. Restrictions on Seller Dissolution and Distributions. Seller shall not dissolve, or make any distribution of the proceeds received pursuant to this Agreement, until Seller's payment, or adequate provision for the payment, of all of its obligations pursuant to Sections 10.2 and 10.3.

         Section 10.5. Removing Excluded Assets. Within five (5) days after the Closing Date, Seller shall remove all Excluded Assets from all Facilities to be occupied by FindWhat and Buyer. Such removal shall be done in such manner as to avoid any damage to the Facilities and other properties to be occupied by FindWhat and Buyer and any disruption of the business operations to be conducted by FindWhat and Buyer after the Closing. Any damage to the Assets or to the Facilities resulting from such removal shall be paid by Seller within five (5) days after the Closing Date. Should Seller fail to remove the Excluded Assets as required by this Section, FindWhat or Buyer shall have the right, but not the obligation, (a) to remove the Excluded Assets at Seller's sole cost and expense;
(b) to store the Excluded Assets and to charge Seller all reasonable storage costs associated therewith; (c) to treat the Excluded Assets as unclaimed and to proceed to dispose of the same under the laws governing unclaimed property; or
(d) to exercise any other right or remedy conferred by this Agreement or otherwise available at law or in equity. Seller shall promptly reimburse FindWhat and Buyer for all reasonable costs and expenses incurred by Buyer in connection with any Excluded Assets not removed by Seller within five (5) days after the Closing Date.

         Section 10.6. Reports and Returns. Seller shall promptly after the Closing prepare and file all reports and returns required by Legal Requirements relating to the business of Seller as conducted using the Assets, to and including the Effective Time.

         Section 10.7. Assistance in Proceedings. Seller will cooperate with FindWhat and Buyer and its counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and Records in connection with, any Proceeding involving or relating to (a) any Contemplated Transaction or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving Seller or its business or any Shareholder.

         Section 10.8. Noncompetition, Nonsolicitation and Nondisparagement.

                  (a) Noncompetition. For a period of five (5) years after the Closing Date, Seller shall not, anywhere in the United States, directly or indirectly invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any Person engaged in or planning to become engaged in the businesses of (i) developing and providing performance-based marketing services for the Internet (ii) providing related connected desktop consumer software and (iii) providing merchant services, which allow online businesses to transact business on the Internet, FindWhat and Buyer acknowledging that that the Principal Shareholders may continue to operate the company set forth on Part 10.8 which is in the business of developing web-based software for improving human or organizational productivity or processes in the workplace, provided, however, that Seller may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of the securities of any Person (but may not otherwise participate in the activities of such Person) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act.

                  (b) Nonsolicitation. For a period of five (5) years after the Closing Date, Seller shall not, directly or indirectly:

                        (i) solicit the business of any Person who is a customer of FindWhat or Buyer;

                        (ii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of FindWhat or Buyer to cease doing business with FindWhat or Buyer, to deal with any competitor of FindWhat or Buyer or in any way interfere with its relationship with FindWhat or Buyer;

                        (iii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Seller on the Closing Date or within the year preceding the Closing Date to cease doing business with FindWhat or Buyer, to deal with any competitor of FindWhat or Buyer or in any way interfere with its relationship with Buyer; or

                        (iv) hire, retain or attempt to hire or retain any employee or independent contractor of FindWhat or Buyer or in any way interfere with the relationship between FindWhat or Buyer and any of its employees or independent contractors.

                  (c) Nondisparagement. After the Closing Date, Seller will not disparage FindWhat or Buyer or any of FindWhat's or Buyer's shareholders, directors, officers, employees or agents.

                  (d) Modification of Covenant. If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in Section 10.8(a) through (c) is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This
Section 10.8 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. This Section 10.8 is reasonable and necessary to protect and preserve FindWhat's and Buyer's legitimate business interests and the value of the Assets and to prevent any unfair advantage conferred on Seller.

         Section 10.9. Customer And Other Business Relationships. After the Closing, Seller will cooperate with FindWhat and Buyer in its efforts to continue and maintain for the benefit of FindWhat and Buyer those business relationships of Seller existing prior to the Closing and relating to the business to be operated by FindWhat or Buyer after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others, and Seller will satisfy the Retained Liabilities in a manner that is not detrimental to any of such relationships. Seller will refer to FindWhat and Buyer all inquiries relating to such business. Neither Seller nor any of its officers, employees, agents or shareholders shall take any action that would tend to diminish the value of the Assets after the Closing or that would interfere with the business of FindWhat or Buyer to be engaged in after the Closing, including disparaging the name or business of FindWhat or Buyer.

         Section 10.10. Retention of and Access to Records. After the Closing Date, FindWhat and Buyer shall retain for a period consistent with FindWhat's and Buyer's record-retention policies and practices (but for no less than five years) those Records of Seller delivered to FindWhat or Buyer. FindWhat and Buyer also shall provide Seller and Shareholders and their Representatives reasonable access thereto, during normal business hours and on at least three days' prior written notice, to enable them to prepare financial statements, tax returns, deal with tax audits or verify payments made by FindWhat or Subcorp pursuant to the Non Negotiable Secured Promissory Note and Security Agreement. For a period of five (5) years after the Closing Date, Seller shall provide FindWhat and Buyer and its Representatives reasonable access to Records that are Excluded Assets, during normal business hours and on at least three days' prior written notice, for any reasonable business purpose specified by FindWhat or Buyer in such notice.

         Section 10.11. Further Assurances. The parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

         Section 10.12. Discharge of Retained Liabilities. Seller shall promptly discharge and timely pay when due all Retained Liabilities.

         Section 10.13. Full and Fair Opportunity. In order to afford Seller and Shareholders a full and fair opportunity to realize that portion of the Purchase Price evidenced by the Non Negotiable Secured Promissory Note and Security Agreement, FindWhat and Buyer shall, at all times during the term of the Non Negotiable Secured Promissory Note and Security Agreement, act in good faith and shall not undertake action, the purpose of which is to adversely affect the conduct of the business of Seller and/or the number of clicks produced by the Assets.

         Section 10.14. Accounts Receivable. Seller shall deliver to Buyer on or before July 8, 2004 a true and accurate schedule of accounts receivable arising after May 31, 2004 through the Closing Date as provided in Section 2.1(j)

                                   ARTICLE XI

                            INDEMNIFICATION; REMEDIES
                            -------------------------

         Section 11.1. Survival. All representations, warranties, covenants and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificates delivered pursuant to Section 2.7 and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions, subject to
Section 11.7. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

         Section 11.2. Indemnification and Reimbursement by Seller and Shareholders. Seller and each Principal Shareholder, jointly and severally, will indemnify and hold harmless FindWhat and Buyer, and its Representatives, shareholders, subsidiaries and Related Persons (collectively, the "Buyer Indemnified Persons"), and will reimburse the Buyer Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, "Damages"), arising from or in connection with:

                  (a) any Breach of any representation or warranty made by Seller or any Shareholder in (i) this Agreement (without giving effect to any supplement to the Disclosure Letter), (ii) the Disclosure Letter, (iii) the supplements to the Disclosure Letter, (iv) the certificates delivered pursuant to Section 2.7 (for this purpose, each such certificate will be deemed to have stated that Seller's and Shareholders' representations and warranties in this Agreement fulfill the requirements of Section 7.1 as of the Closing Date as if made on the Closing Date without giving effect to any supplement to the Disclosure Letter, unless the certificate expressly states that the matters disclosed in a supplement have caused a condition specified in Section 7.1 not to be satisfied), (v) any transfer instrument or (vi) any other certificate, document, writing or instrument delivered by Seller or any Shareholder pursuant to this Agreement;

                  (b) any Breach of any covenant or obligation of Seller or any Shareholder in this Agreement or in any other certificate, document, writing or instrument delivered by Seller or any Shareholder pursuant to this Agreement;

                  (c) any Liability arising out of the ownership or operation of the Assets prior to the Effective Time other than the Assumed Liabilities;

                  (d) any brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with Seller or any Shareholder (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

                  (e) any matter disclosed in Part 3.18(a) of the Disclosure Letter;

                  (f) any Employee Plan established or maintained by Seller;

                  (g) any Retained Liabilities; or

                  (h) any liability arising out of Section 2(d) of the Non Negotiable Secured Promissory Note and Security Agreement.

         Section 11.3. [reserved]

         Section 11.4. Indemnification and Reimbursement by FindWhat and Buyer. FindWhat and Buyer will jointly and severally indemnify and hold harmless Seller, and will reimburse Seller, for any Damages arising from or in connection with:

                  (a) any Breach of any representation or warranty made by FindWhat or Buyer in this Agreement or in any certificate, document, writing or instrument delivered by FindWhat or Buyer pursuant to this Agreement;

                  (b) any Breach of any covenant or obligation of FindWhat or Buyer in this Agreement or in any other certificate, document, writing or instrument delivered by FindWhat or Buyer pursuant to this Agreement;

                  (c) any Liability arising out of the ownership or operation of the Assets after the Effective Time other than the Retained Liabilities;

                  (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with FindWhat or Buyer (or any Person acting on FindWhat's or Buyer's behalf) in connection with any of the Contemplated Transactions;

                  (e) any obligations of FindWhat or Buyer with respect to bargaining with the collective bargaining representatives of Active Hired Employees subsequent to the Closing;


                  (f) any Assumed Liabilities; or

                  (g) any Liability arising after the Closing Date out of obligations pursuant to the lease of real property described in Part 3.8.

         Section 11.5. Limitations on Amount--Seller and Shareholders. Seller and each Principal Shareholder shall have no liability (for indemnification or otherwise) with respect to claims under Section 11.2(a) until the total of all Damages with respect to such matters exceeds fifty thousand dollars ($50,000), but if such aggregate amount of Damages exceeds $50,000 then the full amount of such Damages up to the undistributed principal amount under the Non-Negotiable Secured Promissory Note and Security Agreement or three million dollars ($3,000,000), which ever is greater (the "Sellers' Cap"). However, the limitation contained in this Section 11.5 will not apply to claims under Section 11.2(b) through (g) or to matters arising in respect of Sections 3.9, 3.14, 3.16 and 3.22, or to any Breach of any of Seller's and Shareholders' representations and warranties of which the Seller or Shareholder had Knowledge at any time prior to the date on which such representation and warranty is made, or any intentional Breach by Seller or any Shareholder of any covenant or obligation, and Seller and the Principal Shareholders will be jointly and severally liable for all Damages with respect to such Breaches.

         Section 11.6. Limitations on Amount--FindWhat and Buyer. FindWhat and Buyer will have no liability (for indemnification or otherwise) with respect to claims under Section 11.4(a) until the total of all Damages with respect to such matters exceeds $50,000 then the full amount of such Damages subject to the Buyers' Cap set forth below. However, this Section 11.6 will not apply to claims under Section 11.4(b) through (e) or matters arising in respect of Section 4.4 or to any Breach of any of FindWhat's or Buyer's representations and warranties of which FindWhat or Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by FindWhat or Buyer of any covenant or obligation, and FindWhat and Buyer will be jointly and severally liable for all Damages with respect to such Breaches. The maximum aggregate liability of FindWhat and Buyer under this Article 11 shall not exceed three million dollars ($3,000,000) (the "Buyers' Cap").

         Section 11.7. Time Limitations.

                  (a) Seller and Shareholders will have liability (for indemnification or otherwise) with respect to any Breach of a representation or warranty (other than those in Sections 3.9, 3.14, 3.16, and 3.22, as to which a claim may be made at any time prior to the expiration of any applicable statute of limitations), only if on or before the 18 month anniversary of the Closing Date, FindWhat or Buyer notifies Seller or Shareholders of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by FindWhat or Buyer; provided, however, that notwithstanding the expiration of such period, the indemnification obligations of Seller and Shareholders under
Section 11.2 shall continue for the purpose of permitting Buyer to exercise its remedies under Section 11.8.

                  (b) FindWhat and Buyer will have liability (for indemnification or otherwise) with respect to any Breach of (i) a covenant or obligation to be performed or complied with prior to the Closing Date (other than those in Article 12, as to which a claim may be made at any time) or (ii) a representation or warranty (other than that set forth in Section 4.4, as to which a claim may be made at any time), only if on or before the 18 month anniversary of the Closing Date, Seller or Shareholders notify FindWhat or Buyer of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Seller or Shareholders.

         Section 11.8. Right of Setoff.


                  (a) FindWhat and Buyer shall have the right to set off any Damages for which Seller is liable to them under this Article 11 against payments due Seller under the Non Negotiable Secured Promissory Note and Security Agreement, subject to limitations set forth in Sections 11.5 and 11.7 hereof. FindWhat and Buyer shall give Seller written notice of its intent to exercise its right of setoff, such notice to describe the claim giving rise to the Damages in reasonable detail, as well as the dollar amount of the Damages intended to be set off, including a copy of the relevant claim if a third party claim is involved. In the event Seller shall object in writing to the setoff claim made in the notice, within thirty (30) days of delivery of such notice, FindWhat, Buyer and Seller shall attempt in good faith to agree upon the rights of the respective parties with respect to such setoff claim. If Buyer, FindWhat, and Seller shall so agree, a memorandum setting forth such agreement shall be prepared and signed by them. If no such agreement can be reached within thirty (30) days following commencement of such discussions, either FindWhat, Buyer, or Seller may, by written notice to the others, demand arbitration of the dispute, unless the amount of the Damages is at issue in a pending action involving a third party claim, in which event arbitration shall not be commenced until such amount is ascertained or FindWhat, Buyer and Seller agree to arbitration. Any arbitration hereunder shall be conducted in the manner and shall be subject to the provisions set forth in
Section 11.8(b) hereof. FindWhat and Buyer shall have the right to defer or set off any amount in dispute from any payment due under the Non Negotiable Secured Promissory Note and Security Agreement until the amount in dispute has been resolved.

                  (b) Any dispute, controversy or claim arising out of or relating to the right of setoff of FindWhat and Buyer set forth in Section 11.8(a) shall be resolved by arbitration in accordance with the Commercial Rules of the American Arbitration Association then in effect, by one arbitrator appointed in accordance with said Commercial Rules. The decision of the arbitrator shall be final, non-appealable, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction. The cost and expense of the arbitrator shall be paid by the non-prevailing party as determined by the arbitrator.

                  (c) Neither exercise of nor the failure to exercise such right of setoff of FindWhat and Buyer will constitute an election of remedies or limit FindWhat and Buyer in any manner in the enforcement of any other remedies that may be available to it.

         Section 11.9. Third-Party Claims.

                  (a) Promptly after receipt by a Person entitled to indemnity under Section 11.2, 11.3 (to the extent provided in the last sentence of Section 11.3) or 11.4 (an "Indemnified Person") of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

                  (b) If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 11.9(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 11 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim. If the Indemnifying Person assumes the defense of a Third-Party Claim,
(i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's Consent (which may not be unreasonably withheld) unless (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any Person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within thirty (30) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

                  (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).

                  (d) Notwithstanding the provisions of Section 13.4, Seller and each Shareholder hereby consent to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third-Party Claim is brought against any Buyer Indemnified Person for purposes of any claim that a Buyer Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein and agree that process may be served on Seller and Shareholders with respect to such a claim anywhere in the world.

                  (e) With respect to any Third-Party Claim subject to indemnification under this Article 11: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel, and
(ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

                  (f) With respect to any Third-Party Claim subject to indemnification under this Article 11, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its Best Efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

         Section 11.10. Other Claims. A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

         Section 11.11. Indemnification in Case of Strict Liability or Indemnitee Negligence. THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE 11 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCTS LIABILITY, SECURITIES OR OTHER LEGAL REQUIREMENT) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

                                  ARTICLE XII

                                 CONFIDENTIALITY
                                 ---------------

         Section 12.1. Definition of Confidential Information.

                  (a) As used in this Article 12, the term "Confidential Information" includes any and all of the following information of Seller, FindWhat, Buyer or Shareholders that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically or otherwise, or otherwise made available by observation, inspection or otherwise by either party (FindWhat and Buyer, collectively, on the one hand or Seller and Shareholders, collectively, on the other hand) or its Representatives (collectively, a "Disclosing Party") to the other party or its Representatives (collectively, a "Receiving Party"):

                        (i) all information that is a trade secret under applicable trade secret or other law;

                        (ii) all information concerning product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer hardware, Software and computer software and database technologies, systems, structures and architectures;

                        (iii) all information concerning the business and affairs of the Disclosing Party (which includes historical and current financial statements, financial projections and budgets, tax returns and accountants' materials, historical, current and projected sales, capital spending budgets and plans, business plans, strategic plans, marketing and advertising plans, publications, client and customer lists and files, contracts, the names and backgrounds of key personnel and personnel training techniques and materials, however documented), and all information obtained from review of the Disclosing Party's documents or property or discussions with the Disclosing Party regardless of the form of the communication; and

                        (iv) all notes, analyses, compilations, studies, summaries and other material prepared by the Receiving Party to the extent containing or based, in whole or in part, upon any information included in the foregoing.

                  (b) Any trade secrets of a Disclosing Party shall also be entitled to all of the protections and benefits under applicable trade secret law and any other applicable law. If any information that a Disclosing Party deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Article 12, such information shall still be considered Confidential Information of that Disclosing Party for purposes of this Article 12 to the extent included within the definition. In the case of trade secrets, each of FindWhat, Buyer, Seller and Shareholders hereby waives any requirement that the other party submit proof of the economic value of any trade secret or post a bond or other security.

         Section 12.2. Restricted Use of Confidential Information.

                  (a) Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information (i) shall be kept confidential by the Receiving Party; (ii) shall not be used for any reason or purpose other than to evaluate and consummate the Contemplated Transactions; and (iii) without limiting the foregoing, shall not be disclosed by the Receiving Party to any Person, except in each case as otherwise expressly permitted by the terms of this Agreement or with the prior written consent of an authorized representative of Seller with respect to Confidential Information of Seller or Shareholders (each, a "Seller Contact") or an authorized representative of FindWhat or Buyer with respect to Confidential Information of FindWhat or Buyer (each, a "Buyer Contact"). Each of FindWhat and Buyer and Seller and Shareholders shall disclose the Confidential Information of the other party only to its Representatives who require such material for the purpose of evaluating the Contemplated Transactions and are informed by FindWhat, Buyer, Seller or Shareholders, as the case may be, of the obligations of this Article 12 with respect to such information. Each of FindWhat, Buyer, Seller and Shareholders shall (iv) enforce the terms of this Article 12 as to its respective Representatives; (v) take such action to the extent necessary to cause its Representatives to comply with the terms and conditions of this Article 12; and (vi) be responsible and liable for any breach of the provisions of this Article 12 by it or its Representatives.

                  (b) Unless and until this Agreement is terminated, Seller and each Shareholder shall maintain as confidential any Confidential Information (including for this purpose any information of Seller or Shareholders of the type referred to in Sections 12.1(a)(i), (ii) and (iii), whether or not disclosed to FindWhat or Buyer) of the Seller or Shareholders relating to any of the Assets or the Assumed Liabilities.

                  (c) From and after the Closing, the provisions of Section 12.2(a) above shall not apply to or restrict in any manner FindWhat's or Buyer's use of any Confidential Information of the Seller or Shareholders relating to any of the Assets or the Assumed Liabilities.

         Section 12.3. Exceptions. Sections 12.2(a) and (b) do not apply to that part of the Confidential Information of a Disclosing Party that a Receiving Party demonstrates (a) was, is or becomes generally available to the public other than as a result of a breach of this Article 12 or the Confidentiality Agreement by the Receiving Party or its Representatives; (b) was or is developed by the Receiving Party independently of and without reference to any Confidential Information of the Disclosing Party; or (c) was, is or becomes available to the Receiving Party on a nonconfidential basis from a Third Party not bound by a confidentiality agreement or any legal, fiduciary or other obligation restricting disclosure. Neither Seller nor any Shareholder shall disclose any Confidential Information of Seller or Shareholders relating to any of the Assets or the Assumed Liabilities in reliance on the exceptions in clauses (b) or (c) above.

         Section 12.4. Legal Proceedings. If a Receiving Party becomes compelled in any Proceeding or is requested by a Governmental Body having regulatory jurisdiction over the Contemplated Transactions to make any disclosure that is prohibited or otherwise constrained by this Article 12, that Receiving Party shall provide the Disclosing Party with prompt notice of such compulsion or request so that it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Article 12. In the absence of a protective order or other remedy, the Receiving Party may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that, based upon advice of the Receiving Party's counsel, the Receiving Party is legally compelled to disclose or that has been requested by such Governmental Body, provided, however, that the Receiving Party shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by any Person to whom any Confidential Information is so disclosed. The provisions of this Section 12.4 do not apply to any Proceedings between the parties to this Agreement.

         Section 12.5. Return or Destruction of Confidential Information. If this Agreement is terminated, each Receiving Party shall (a) destroy all Confidential Information of the Disclosing Party prepared or generated by the Receiving Party without retaining a copy of any such material; (b) promptly deliver to the Disclosing Party all other Confidential Information of the Disclosing Party, together with all copies thereof, in the possession, custody or control of the Receiving Party or, alternatively, with the written consent of a Seller Contact or a Buyer Contact (whichever represents the Disclosing Party) destroy all such Confidential Information; and (c) certify all such destruction in writing to the Disclosing Party, provided, however, that the Receiving Party may retain a list that contains general descriptions of the information it has returned or destroyed to facilitate the resolution of any controversies after the Disclosing Party's Confidential Information is returned.

         Section 12.6. Attorney-Client Privilege. The Disclosing Party is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The parties (a) share a common legal and commercial interest in all of the Disclosing Party's Confidential Information that is subject to such privileges and protections; (b) are or may become joint defendants in Proceedings to which the Disclosing Party's Confidential Information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either party become subject to any actual or threatened Proceeding to which the Disclosing Party's Confidential Information covered by such protections and privileges relates; and
(d) intend that after the Closing the Receiving Party shall have the right to assert such protections and privileges. No Receiving Party shall admit, claim or contend, in Proceedings involving either party or otherwise, that any Disclosing Party waived any of its attorney work-product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material not disclosed to a Receiving Party due to the Disclosing Party disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party.

                                  ARTICLE XIII

                               GENERAL PROVISIONS
                               ------------------

         Section 13.1. Expenses. Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of its Representatives, provided that if the Closing occurs, the FindWhat or Buyer will pay the reasonable fees and expenses of Seller and Shareholders, including the reasonable fees of their accountants, counsel and financial advisors, provided that Seller shall not be required to pay the fees of more than a single firm of counsel, accountants or financial advisors engaged to represent Seller and Shareholders jointly. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

         Section 13.2. Public Announcements. Any public announcement, press release or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as FindWhat determines. Except with the prior consent of FindWhat or as permitted by this Agreement, neither Seller, Shareholders nor any of their Representatives shall disclose to any Person (a) the fact that any Confidential Information of Seller or Shareholders has been disclosed to Buyer or its Representatives, that FindWhat or Buyer or its Representatives have inspected any portion of the Confidential Information of Seller or Shareholders, that any Confidential Information of FindWhat or Buyer has been disclosed to Seller, Shareholders or their Representatives or that Seller, Shareholders or their Representatives have inspected any portion of the Confidential Information of FindWhat or Buyer or
(b) any information about the Contemplated Transactions, including the status of such discussions or negotiations, the execution of any documents (including this Agreement) or any of the terms of the Contemplated Transactions or the related documents (including this Agreement). Seller and FindWhat and Buyer will consult with each other concerning the means by which Seller's employees, customers, suppliers and others having dealings with Seller will be informed of the Contemplated Transactions, and Seller, FindWhat and Buyer will have the right to be present for any such communication.

         Section 13.3. Notices. All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid);
(b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

Seller (before the Closing):
----------------------------

B&B Enterprises, Inc.
245 U.S. Hwy. 22 West, Suite 306
Bridgewater, New Jersey  08807
Attention:  William K. Loss, President and Chief Executive Officer

with a mandatory copy to:

Drinker Biddle & Reath LLP
500 Campus Drive
Florham Park, New Jersey 07932
Attention: John Kandravy, Esq.
Fax no.: (973) 360-8981
E-mail address: john.kandravy@dbr.com


Seller (after the Closing):
---------------------------

26 Gravel Hill Road
Asbury, New Jersey 08802
Attention: William K. Loss, President and Chief Executive Officer with a mandatory copy to:

Drinker Biddle & Reath LLP
500 Campus Drive
Florham Park, New Jersey 07932
Attention: John Kandravy, Esq.
Fax no.: (973) 360-8981
E-mail address: john.kandravy@dbr.com

Shareholders:
-------------

William K. Loss
26 Gravel Hill Road
Asbury, New Jersey 08802
FindWhat or Buyer:
------------------

Seymour Acquisition Co., Inc.
5220 Summerlin Commons Blvd., Suite 500
Fort Meyers, Florida  33907
Attention: Chairman and Chief Executive Officer
Fax no.: (239) 561-7224

with a mandatory copy to:

Porter, Wright, Morris & Arthur, LLP
41 S. High Street
Columbus, Ohio  43215
Attention: William J. Kelly, Jr.
Fax no.: (614) 227-2100
E-mail address: wjkelly@porterwright.com


         Section 13.4. Jurisdiction; Service of Process. Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the state or federal courts of the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND

THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         Section 13.5. Enforcement of Agreement.

                  (a) Seller and Shareholders acknowledge and agree that Buyer would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by Seller or Shareholders could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which FindWhat or Buyer may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

                  (b) FindWhat and Buyer acknowledge and agree that Seller and Shareholders would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by FindWhat or Buyer could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Seller or Shareholder may be entitled, at law or in equity, they shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

         Section 13.6. Waiver; Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         Section 13.7. Entire Agreement and Modification. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyer and Seller) and constitutes (along with the Disclosure Letter, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

         Section 13.8. Disclosure Letter.

                  (a) The information in the Disclosure Letter constitutes (i) exceptions to particular representations, warranties, covenants and obligations of Seller and Shareholders as set forth in this Agreement or (ii) descriptions or lists of assets and liabilities and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in this Agreement will control.

                  (b) The statements in the Disclosure Letter, and those in any supplement thereto, relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement.

         Section 13.9. Assignments, Successors and No Third-Party Rights. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that FindWhat or Buyer may assign any of its rights and delegate any of its obligations under this Agreement to any Subsidiary of FindWhat or Buyer so long as FindWhat remains liable and may collaterally assign its rights hereunder to any financial institution providing financing in connection with the Contemplated Transactions. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 13.9.

         Section 13.10. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         Section 13.11. Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles," "Sections" and "Parts" refer to the corresponding Articles, Sections and Parts of this Agreement and the Disclosure Letter.

         Section 13.12. Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         Section 13.13. Governing Law. This Agreement will be governed by and construed under the laws of the State of Delaware without regard to conflicts-of-laws principles that would require the application of any other law.

         Section 13.14. Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

         Section 13.15. Shareholder Obligations. The liability of each Principal Shareholder hereunder shall be joint and several with Seller and with the other Principal Shareholder. Where in this Agreement provision is made for any action to be taken or not taken by Seller, Principal Shareholders jointly and severally undertake to cause Seller to take or not take such action, as the case may be. Without limiting the generality of the foregoing, Principal Shareholders shall be jointly and severally liable with Seller for the indemnities set forth in
Article 11.

         Section 13.16. Representative of Seller and Shareholders.

                  (a) Seller and each Shareholder hereby constitutes and appoints William K. Loss as their representative ("Selling Parties Representative") and their true and lawful attorney in fact, with full power and authority in each of their names and on behalf of each of them:

                        (i) to act on behalf of each of them in the absolute discretion of the Selling Parties Representative, but only with respect to the following provisions of this Agreement, with the power to: (A) designate the accounts for payment of the Purchase Price pursuant to Section 2.7(b)(i); (B) act pursuant to the Non Negotiable Secured Promissory Note and Security Agreement; (C) consent to the assignment of rights under this Agreement in accordance with Section 13.9; (D) give and receive notices pursuant to Section 13.3; (E) waive any provision of this Agreement pursuant to Article 8 and
Section 13.6; (F) accept service of process pursuant to Section 13.4; and (G) act in connection with any matter as to which Seller and each of the Shareholders have obligations, or are Indemnified Persons, under Article 11; and

                        (ii) in general, to do all things and to perform all acts, including executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable to effectuate the provisions of this Section 13.16.

                  This appointment and grant of power and authority is coupled with an interest and is in consideration of the mutual covenants made herein and is irrevocable and shall not be terminated by any act of either of the Shareholders or Seller or by operation of law, whether by the death or incapacity of any Shareholder or by the occurrence of any other event. Each Shareholder and Seller hereby consents to the taking of any and all actions and the making of any decisions required or permitted to be taken or made by the Selling Parties Representative pursuant to this Section 13.16. Each of the Shareholders and Seller agree that the Selling Parties Representative shall have no obligation or liability to any Person for any action or omission taken or omitted by the Selling Parties Representative in good faith hereunder, and each of the Shareholders shall, on a proportionate basis in accordance with his or her ownership interest in the Seller, indemnify and hold the Selling Parties Representative harmless from and against any and all loss, damage, expense or liability (including reasonable counsel fees and expenses) which the Selling Parties Representative may sustain as a result of any such action or omission by the Selling Parties Representative hereunder.

                  (b) FindWhat and Buyer shall be entitled to rely upon any document or other paper delivered by the Selling Parties Representative as (i) genuine and correct and (ii) having been duly signed or sent by the Selling Parties Representative, and neither FindWhat nor Buyer shall be liable to either of the Shareholders or Seller for any action taken or omitted to be taken by FindWhat or Buyer in such reliance.

         Section 13.17. Shareholder Guarantees. FindWhat and Buyer shall cooperate with Seller to obtain the releases of guarantees made by the Shareholders of the obligations of Seller under the Seller Contracts to be assured by Buyer under Section 2.1(c). To the extent that such releases cannot be obtained prior to or at Closing, FindWhat and Buyer agree to jointly and severally indemnify and hold harmless the Shareholders against any subsequent claims or losses asserted against them with respect to the obligations of Seller.

                           [signature page to follow]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BUYER:                                 SELLER:

Seymour Acquisition Co., Inc.,         B&B Enterprises, Inc.,
a Delaware corporation                 a New Jersey corporation


By: /s/ Craig A. Pisaris-Henderson     By: /s/ William K. Loss
    -------------------------------        -------------------------------------
    Craig A. Pisaris-Henderson,            William K. Loss, President
    President


FINDWHAT.COM:                          SHAREHOLDERS:

FindWhat.com,
a Nevada corporation

By: /s/ Craig A. Pisaris-Henderson     By: /s/ Michael G. Mark
    ------------------------------         ----------------------------------
    Craig A. Pisaris-Henderson,            Michael G. Mark, as attorney in fact
    Chairman, Chief Executive              for the Shareholders listed on
    Officer and President                  Exhibit 1

           ACCEPTANCE AND AGREEMENT OF SELLING PARTIES REPRESENTATIVE
           ----------------------------------------------------------

         The undersigned, being the Selling Parties Representative designated in
Section 13.16 of the foregoing Asset Purchase Agreement, agrees to serve as the Selling Parties Representative and to be bound by the terms of such Asset Purchase Agreement pertaining thereto.

Dated: June 4, 2004                                          /s/ William K. Loss
                                                             -------------------
                                                                 William K. Loss